Exhibit 10.1

SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION
CREDIT AGREEMENT

dated as of

December 8, 2020

among

FRANCESCA’S HOLDINGS CORPORATION,
as a Debtor and Debtor-in-Possession and as Guarantor,

THE OTHER BORROWERS AND GUARANTORS
FROM TIME TO TIME PARTY HERETO,
each as a Debtor and Debtor-in-Possession and Borrowers or Guarantors,

the Lenders Party Hereto,

and

TIGER FINANCE, LLC,

as Agent

___________________________

ANNEX:

Annex 1 — Initial Approved Budget

SCHEDULES:

Commitment Schedule
Schedule 3.05 — Properties
Schedule 3.06 — Disclosed Matters
Schedule 3.14 — Insurance
Schedule 3.15 — Capitalization and Subsidiaries
Schedule 6.01 — Existing Indebtedness
Schedule 6.02 — Existing Liens
Schedule 6.04 — Existing Investments

EXHIBITS:

Exhibit A — Form of Assignment and Assumption
Exhibit B — Form of Written Borrowing Request
Exhibit C — Form of Borrowing Base Certificate
Exhibit D — Form of Compliance Certificate
Exhibit E — Joinder Agreement
Exhibit F-1 — U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-2 — U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-3 — U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-4 — U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G - Form of Interim DIP Order

CREDIT AGREEMENT

This SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of December 8, 2020 (this “Agreement”), is entered into by and among Francesca’s Holdings Corporation, a Delaware corporation (“FHC”), the other Loan Parties party hereto, the Lenders party hereto, and Tiger Finance, LLC, as Agent.

RECITALS:

WHEREAS, on December 3, 2020 (the “Petition Date”), each of the Loan Parties filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code, with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which are being jointly administered under Chapter 11 Case No. 20-13076 (BLS) (the “Chapter 11 Cases”);

WHEREAS, the Loan Parties continue to operate their businesses and manage their properties as debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code;

WHEREAS, the Loan Parties have requested that the Lenders provide debtor-in-possession financing to the Borrowers consisting of senior secured superpriority loans in an aggregate principal amount of up to TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000), pursuant to Sections 105, 363, 364(c) and 364(d) of the Bankruptcy Code, in order to (a) fund the Chapter 11 Cases in accordance with the Approved Budget or as otherwise provided herein, (b) repay the Prepetition Obligations, and (c) provide working capital for the Borrowers and the other Loan Parties during the pendency of the Chapter 11 Cases;

WHEREAS, the Lenders have indicated their willingness to extend the Loans hereunder to Borrowers on the terms and conditions set forth herein, in the other Loan Documents, the Interim DIP Order and Final DIP Order, and in accordance with Sections 105, 364(c) and 364(d) of the Bankruptcy Code, so long as the Obligations are (a) secured by first-priority, priming Liens on the Collateral granted by the Loan Parties as hereinafter provided and as provided in the Interim DIP Order (and Final DIP Order, when entered by the Bankruptcy Court), and (b) given superpriority status as hereinafter provided and as provided in the Interim DIP Order (and Final DIP Order, when entered by the Bankruptcy Court); and

WHEREAS, the Loan Parties have agreed to grant the Lenders first-priority, priming liens on and security interests in the Collateral and grant the Lenders superpriority claims to secure the Obligations, as set forth in this Agreement, the Interim DIP Order (and the Final DIP Order when entered by the Bankruptcy Court), subject to the approval of the Bankruptcy Court.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE 1

Definitions

Section 1.01      Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account” has the meaning assigned to such term in the Security Agreement, and includes any Credit Card Account.

“Account Debtor” means any Person obligated on an Account.

“Adequate Protection” has the meaning assigned to the term “Adequate Protection” in the Interim DIP Order (or Final DIP Order, when entered by the Bankruptcy Court).

“Adequate Protection Liens” has the meaning assigned to the term “Adequate Protection Liens” in the Interim DIP Order (or Final DIP Order, when entered by the Bankruptcy Court).

“Adequate Protection Payments” has the meaning assigned to the term “Adequate Protection Payments” in the Interim DIP Order (or Final DIP Order, when entered by the Bankruptcy Court).

“Adequate Protection Superpriority Claims” has the meaning assigned to the term “Section 507(b) Claims” in the Interim DIP Order (or Final DIP Order, when entered by the Bankruptcy Court).

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

“Agent” means Tiger Finance, LLC (including its successors and assigns), in its capacity as Agent for the Lenders hereunder.

“Aggregate Revolving Commitment” means, at any time, the aggregate of the Revolving Commitments of all of the Lenders, as reduced from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Revolving Commitment is $25,000,000.

“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders at such time.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to FHC, any Borrower, or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, at any time and with respect to any Lender, (a) with respect to Revolving Loans, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment at such time and the denominator of which is the Aggregate Revolving Commitment at such time, provided that, if the Revolving Commitments have terminated or expired, the Applicable Percentages will be determined based upon such Lender’s share of the Aggregate Revolving Exposure at that time) and (b) with respect to Protective Advances or with respect to the Aggregate Revolving Exposure, a percentage based upon its share of the Aggregate Revolving Exposure and the unused Commitments; provided that, in accordance with Section 2.20, so long as any Lender is a Defaulting Lender, such Defaulting Lender’s Commitment will be disregarded in the calculations under clause (a) and clause (b) preceding.

“Applicable Rate” means (a) the sum of LIBO Rate plus seven percent (7%), and (b) if at any time the provisions of Section 2.14 apply, the sum of Prime Rate plus six percent (6%).

“Approved Budget” shall mean the debtor-in-possession budget prepared by the Borrower Representative and furnished to the Agent on or before the Petition Date, as the same may or shall, as applicable, be updated, modified and/or supplemented thereafter from time to time as provided in Section 5.16, which budget shall be in form and detail consistent with Annex 1.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Agent, in the form of Exhibit A or any other form approved by the Agent.

“Assumption Motion” has the meaning assigned to such term in Section 5.15(b)(iv).

“Availability” means, at any time, an amount equal to (a) the Revolving Loan Cap, minus (b) the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Revolving Commitment” means, at any time, the Aggregate Revolving Commitment minus the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Avoidance Actions” means claims and causes of action under Sections 502(d), 544, 545, 547, 548, 549, 550, and 553 of the Bankruptcy Code and any other avoidance or similar action under the Bankruptcy Code or similar state law.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Auction” has the meaning assigned to such term in Section 5.15(h).

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified at 11 U.S.C. §§ 101 et seq.

“Bankruptcy Court” has the meaning set forth in the recitals to this Agreement.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event will not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow, or disaffirm any contracts or agreements made by such Person.

“Bankruptcy Milestones” has the meaning assigned to such term in Section 5.15.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as the same may from time to time be in effect and applicable to the Chapter 11 Cases.

“Bankruptcy Sale Order” has the meaning assigned to such term in Section 5.15(i).

“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bidding Procedures Motion” has the meaning assigned to such term in Section 5.15(b)(ii).

“Bidding Procedures Order” has the meaning assigned to such term in Section 5.15(i).

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Borrower” or “Borrowers” means, individually or collectively, FCI, FSC, any other Person a party hereto as a Borrower, and their respective successors and assigns.

“Borrower Representative” has the meaning assigned to such term in Section 11.01.

“Borrowing” means (a) Revolving Loans, (b) a Protective Advance, and (c) an Overadvance.

“Borrowing Base” means, at any time, the sum of:

(a) 95.0% of the face amount of the Borrowers’ Eligible Credit Card Accounts at such time; plus

(b) the product of 95.0% multiplied by the Net Orderly Liquidation Value percentage by category identified in the most recent inventory appraisal received by the Agent, multiplied by the Borrowers’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis; minus

(c) the Reserves; minus

(d) the then outstanding principal balance of the Prepetition Obligations.

The Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or reduce one or more of the other elements used in computing the Borrowing Base; provided, that, the Agent shall not be permitted to adjust such Reserves or implement additional Reserves on account of the COVID-19 pandemic or any mandatory closures, stay-at-home orders or similar measures relating thereto.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit C or another form that is acceptable to the Agent in its sole discretion.

“Borrowing Request” means a request by the Borrower Representative for a Revolving Loan in accordance with Section 2.03.

“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in Section 6.10(a) or Section 6.10(b).

“Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Carve-Out” has the meaning given to such term in the Interim DIP Order (or Final DIP Order, when entered by the Bankruptcy Court).

“Carve-Out Trigger Notice” means a written notice by the Agent to the Borrower Representative, lead bankruptcy counsel for the Loan Parties, any official committee appointed in the Chapter 11 Cases, and the U.S. Trustee following the occurrence of an Event of Default, expressly stating that the Carve-Out is invoked.

“Cash Management Order” means the order of the Bankruptcy Court entered in the Chapter 11 Cases after the “first day” hearing, together with all extensions, modifications and amendments thereto, in form and substance reasonably satisfactory to the Agent, which among other matters authorizes the Loan Parties to maintain their existing cash management and treasury arrangements (as set forth in the Prepetition Loan Documents) or such other arrangements as shall be reasonably acceptable to the Agent in all material respects.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation, or treaty; (b) any change in any law, rule, regulation, or treaty or in the administration, interpretation, or application thereof by any Governmental Authority; or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline, requirement, or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements, or directives thereunder or issued in connection therewith or in the implementation thereof and (z) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities, in each case pursuant to Basel III, will in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued, or implemented.

“Challenge” has the meaning given to such term in the Interim DIP Order (or Final DIP Order, when entered by the Bankruptcy Court).

“Challenge Deadline” has the meaning given to such term in the Interim DIP Order (or Final DIP Order, when entered by the Bankruptcy Court).

“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

“Charges” has the meaning assigned to such term in Section 9.17.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property owned, leased, or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become, or be intended to be, subject to a Lien in favor of the Agent, on behalf of itself, the Lenders and the other Secured Parties, to secure the Secured Obligations, including the proceeds thereof and the proceeds of Avoidance Actions, and including “DIP Collateral” as referred to in the Financing Orders, it being understood that “Collateral” hereunder shall include all such “DIP Collateral” irrespective of whether any such property was excluded from “Collateral” (as defined in any of the Prepetition Loan Documents) pursuant to the any of the Prepetition Loan Documents.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, the Financing Orders, and any other agreements, instruments, and documents executed in connection with this Agreement that are intended to create, perfect, or evidence Liens to secure the Secured Obligations, including all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements, and all other written matter whether heretofore, now, or hereafter executed by any Loan Party and delivered to the Agent.

“Collection Account” has the meaning assigned to such term in the Security Agreement.

“Commitment” means, with respect to each Lender, such Lender’s Revolving Commitment, together with the commitment of such Lender to acquire participations in Protective Advances hereunder. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender has assumed its Commitment, as applicable.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Compliance Certificate” means a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consultant” means FTI Capital Advisors LLC or another financial advisory or consulting firm reasonably acceptable to the Agent and the Required Lenders.

“Consulting Agreement” means that certain Consulting Agreement, dated as of December 3, 2020, between FHC on behalf of itself and any other applicable Loan Parties and the Specified Liquidation Consultant, together with all exhibits, annex and schedules thereto, as the same may be amended, supplemented and modified with the prior written consent of the Agent.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract, or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.21.

“Credit Card Account” means an Account or any “payment intangible” (as defined in the UCC) together with all income, payments, and proceeds thereof, owed by a major credit or debit card issuer (including Visa, MasterCard, American Express, and such other issuers approved by the Agent) to a Borrower resulting from charges by a customer of such Borrower on credit or debit cards issued by such issuer in connection with the sale of goods by such Borrower, or services performed by such Borrower, in each case in the ordinary course of its business.

“Credit Party” means the Agent or any Lender.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time, or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) preceding, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified any Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Deposit Account Control Agreement” has the meaning assigned to such term in the Security Agreement.

“DIP Facility Fee” means the sum of $600,000, due and payable to the Agent, for the account of the Lenders, pursuant to Section 2.12(a).

“Disclosed Matters” means the actions, suits, proceedings, and environmental matters disclosed in Schedule 3.06.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Document” has the meaning assigned to such term in the Security Agreement.

“dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means a Subsidiary organized under the laws of any state of the U.S., including the District of Columbia.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate, or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for such Borrower, Intralinks®, ClearPar®, Debt Domain, Syndtrak, and any other Internet or extranet-based site, whether such electronic system is owned, operated, or hosted by the Agent and any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Credit Card Account” means at the time of any determination thereof, any Credit Card Account that satisfies the following criteria at the time of creation and continues to meet such criteria at the time of such determination: such Credit Card Account (i) is owned by a Borrower; (ii) has been earned by performance and represents the bona fide amount due to the applicable Borrower from a credit card issuer or credit card processor, and in each case originated in the ordinary course of business of the applicable Borrower; (iii) unless owed by Visa, MasterCard, American Express Company, or Discover, is acceptable to the Agent in its Permitted Discretion; and (iv) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clause (a) through clause (m) following. Without limiting the foregoing, to qualify as an Eligible Credit Card Account, a Credit Card Account must indicate no Person other than a Borrower as payee or remittance party. In determining the amount to be so included, the face amount of a Credit Card Account will be reduced by, without duplication, to the extent not reflected in such face amount or otherwise excluded below, (y) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges, or other allowances (including any amount that the applicable Borrower may be obligated to rebate to a customer, a credit card issuer or a credit card processor pursuant to the terms of any agreement or understanding (written or oral)) and (z) the aggregate amount of all cash received in respect of such Credit Card Account but not yet applied by the applicable Borrower to reduce the amount of such Credit Card Account. Except as otherwise agreed by the Agent in its Permitted Discretion, a Credit Card Account will not be and Eligible Credit Card Account if:

(a)            such Credit Card Account does not constitute an Account or “payment intangible” (as defined in the UCC);

(b)            such Credit Card Account has been outstanding for more than five Business Days from the date of the applicable sale to a customer of a Borrower;

(c)            a Borrower does not have good, valid, and marketable title, free and clear of any Lien to such Credit Card Account other than a junior Lien in favor of any of the Prepetition Agents securing the Prepetition Obligations;

(d)            such Credit Card Account is not subject to a first-priority perfected Lien in favor of the Agent, for the benefit of the Lenders (it being the intent that chargebacks in the ordinary course by such processors will not be deemed a violation of this clause (d));

(e)            such Credit Card Account is disputed, is with recourse, or is subject to a claim, counterclaim, offset, or chargeback that has been asserted (to the extent of such claim, counterclaim, offset, or chargeback);

(f)            the credit card issuer or the credit card processor with respect to such Credit Card Account has the right under certain circumstances to require the applicable Borrower to repurchase such Credit Card Account from such credit card issuer or credit card processor (it being the intent that chargebacks in the ordinary course by such processors will not be deemed a violation of this clause (f));

(g)            such Credit Card Account is due from a credit card issuer or credit card processor that has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee, or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv)  admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, (vi) ceased operation of its business, or (vii) taken any corporate action, legal proceedings, or other procedure or step is taken in relation to (A) the suspension of payments, a moratorium of any indebtedness, winding up, dissolution, administration, or reorganization (by way of voluntary arrangements, scheme of arrangement, or otherwise), (B) a composition, compromise, assignment, or arrangement with any creditor, (C) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or other similar officer in respect of such Account Debtor or any of their assets, or (D) enforcement of any Lien over any assets of such Account Debtor, or any analogous procedure or step is taken in any jurisdiction;

(h)            such Credit Card Account is not a valid, legally enforceable obligation of the applicable credit card issuer or credit card processor with respect thereto;

(i)            such Credit Card Account does not conform to all representations, warranties, or other provisions in the Loan Documents relating to Credit Card Accounts;

(j)            such Credit Card Account is due from a credit card issuer or credit card processor that is not located in the U.S.;

(k)            is owed in any currency other than U.S. dollars;

(l)            such Credit Card Account is evidenced by “chattel paper” (as defined in the UCC) or an “instrument” (as defined in the UCC) of any kind unless such chattel paper or instrument is in the possession of the Agent, and to the extent necessary or appropriate, endorsed to the Agent; or

(m)            the Agent determines, in its Permitted Discretion, and provides three days prior written notice to the Borrower Representative that, such Credit Card Account is uncertain of collection or is otherwise unacceptable for inclusion as an Eligible Credit Card Account.

In the event that a Credit Card Account of a Borrower that was previously an Eligible Credit Card Account ceases to be an Eligible Credit Card Account, the applicable Borrower or the Borrower Representative will notify the Agent thereof on and at the time of submission of the next Borrowing Base Certificate.

“Eligible Inventory” means, at any time, the Inventory of a Borrower other than Inventory:

(a)            that is not subject to a first-priority perfected Lien in favor of the Agent;

(b)            that is subject to any Lien other than (i) a Lien in favor of the Agent and (ii) a Permitted Encumbrance that does not have priority over the Lien in favor of the Agent;

(c)            that is, in the Agent’s opinion in its Permitted Discretion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business, or unacceptable due to age, type, category, and/or quantity;

(d)            with respect to which any covenant, representation, or warranty relating to such Inventory contained in this Agreement or in the Security Agreement has been breached or is not true and that does not conform to all applicable standards imposed by any Governmental Authority;

(e)            in which any Person other than a Borrower (i) has any direct or indirect ownership, interest, or title or (ii) is indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)            that is not finished goods or that constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods that are not of a type held for sale in the ordinary course of business;

(g)            that is not located in the U.S. or is in transit with a common carrier from vendors and suppliers;

(h)           that is located in any location leased by such Borrower unless (i) the lessor has delivered to the Agent a Collateral Access Agreement, (ii) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by the Agent, or (iii) the Agent has determined in its Permitted Discretion that a Reserve for rent, charges, and other amounts due or to become due with respect to such facility is not warranted at such time;

(i)            that is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Agent a Collateral Access Agreement and such other documentation as the Agent may require or (ii) an appropriate Reserve has been established by the Agent in its Permitted Discretion;

(j)            that is being processed offsite at a third party location or outside processor, or is in-transit to or from such third party location or outside processor;

(k)           that is a discontinued product or component thereof;

(l)            that is the subject of a consignment by a Borrower as consignor;

(m)           that is perishable;

(n)            that contains or bears any intellectual property rights licensed to such Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the then-current licensing agreement;

(o)            that is not reflected in a current perpetual inventory report of such Borrower;

(p)            for which reclamation rights have been asserted by the seller;

(q)            that has been acquired from a Sanctioned Person;

(r)             located in a Store subject to a Specified Store Closing Sale;

(s)             located in a Store that has not been open for the conduct of business for three (3) calendar days or more due to the COVID-19 Pandemic or any mandatory closures, stay-at-home orders or similar measures relating thereto; or

(t)             that the Agent determines in its Permitted Discretion, and provides three days prior written notice to the Borrower Representative, is unacceptable for inclusion as Eligible Inventory.

In the event that Inventory of a Borrower that was previously Eligible Inventory ceases to be Eligible Inventory hereunder, such Borrower or the Borrower Representative will notify the Agent thereof on and at the time of submission to the Agent of the next Borrowing Base Certificate.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation, or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material, or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties, or indemnities), of any Borrower or Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment, or (e) any contract, agreement, or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust, or other equity ownership interests in a Person, and any warrants, options, or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by any Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan, or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition upon any Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status, or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article 7.

“Excluded Subsidiary” means (a) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary and (b) any Domestic Subsidiary all of whose assets consist of Capital Stock of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion will apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f); and (d) any withholding Taxes imposed under FATCA.

“F-LLC” means Francesca’s LLC, a Delaware limited liability company, and its successors and assigns.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rule, or convention among Governmental Authorities implementing such sections of the Code.

“FCI” means Francesca’s Collections, Inc., a Texas corporation, and its successors and assigns.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB sets forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that, if the Federal Funds Effective Rate is less than zero, such rate will be deemed to be zero for the purposes of this Agreement.

“FHC” means Francesca’s Holdings Corporation, a Delaware corporation, and its successors and assigns.

“Final DIP Order” means an order, in all respects satisfactory to the Agent and the Required Lenders, entered by the Bankruptcy Court in the Chapter 11 Cases after a final hearing under Bankruptcy Rule 4001(c)(2) substantially in the form of the Interim DIP Order, with such modifications thereto as are appropriate to reflect the final nature of the order (it being understood that (a) such modifications to reflect the final nature of the order and (b) the terms and conditions otherwise identical to those set forth in the Interim DIP Order shall be deemed satisfactory to the Agent and Required Lenders), as the same may be amended, supplemented or otherwise modified from time to time with the written consent of the Agent and Required Lenders.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, or controller of a Borrower.

“Financing Orders” means collectively, the Interim DIP Order and the Final DIP Order.

“First Day Orders” has the meaning assigned to such term in Section 5.15(b)(v).

“Fiscal Quarter” means each three fiscal month period of FHC based on the 4-5-4 retail fiscal calendar and ending on or about April 30, July 31, October 31, or the Saturday closest to January 31 of each calendar year.

“Fiscal Year” means the twelve fiscal month period of FHC ending on the Saturday closest to January 31 of each calendar year.

“Flood Laws” has the meaning assigned to such term in Section 8.10.

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person and (b) if a Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FSC” means Francesca’s Services Corporation, a Texas corporation, and its successors and assigns.

“Funding Account” means the deposit account(s) of the Borrowers to which the Agent is authorized by Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

“GAAP” means generally accepted accounting principles in the U.S.

“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities, or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital, or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee does not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Guarantors” means all Loan Guarantors and any non-Loan Parties who have delivered an Obligation Guaranty (if any), and the term “Guarantor” means each or any one of them individually.

“Hazardous Materials” means: (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law; (b) those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and (c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) liquidated obligations under any earn-out (which for all purposes of this Agreement will be valued at the maximum potential amount payable with respect to such earn-out), (l) any other Off-Balance Sheet Liability, and (m) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced, or acquired (including all renewals, extensions, and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements and (ii) any and all cancellations, buy backs, reversals, terminations, or assignments of any Swap Agreement transaction. The Indebtedness of any Person includes the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Initial Approved Budget” has the meaning assigned to such term in Section 3.26.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of August 13, 2019, between the Prepetition Revolving Agent and the Prepetition Term Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date” means the first day of each calendar month and the Maturity Date.

“Interim DIP Order” means an order entered by the Bankruptcy Court in the Chapter 11 Cases substantially in the form attached hereto as Exhibit G with any modifications thereto approved by the Agent and the Required Lenders, as the same may be amended, supplemented or otherwise modified from time to time with the written consent of the Agent and Required Lenders.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit E.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Lender Group Consultant” has the meaning assigned to such term in Section 5.18(c).

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that has become a Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption.

“LIBO Rate” means the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period of thirty (30) days, as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion); provided that if the LIBO Rate is less than zero, such rate will be deemed to be zero for the purposes of this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call, or similar right of a third party with respect to such securities.

“Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, the Collateral Documents, the Loan Guaranty, each Obligation Guaranty (if any), the Financing Orders, and all other agreements, instruments, documents, and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements. Any reference in this Agreement or any other Loan Document to a Loan Document will include all appendices, exhibits, or schedules thereto, and all amendments, restatements, supplements, or other modifications thereto, and will refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means (a) each Borrower at any time party hereto with respect to the Secured Obligations of the other Borrowers, (b) FHC, (c) F-LLC, and (d) any other Loan Party at any time party hereto that is not a Borrower.

“Loan Guaranty” means Article 10 of this Agreement.

“Loan Parties” means, collectively, the Borrowers, the Loan Guarantors, any other Person that becomes a party to this Agreement pursuant to a Joinder Agreement, and their respective successors and assigns, and the term “Loan Party” means any one of them or all of them individually, as the context may require.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Overadvances, and Protective Advances.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or condition, financial or otherwise, of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the validity or enforceability of the Agent’s Liens (on behalf of itself and other Secured Parties) on the Collateral, or the priority of such Liens, or (d) the rights of or remedies available to the Agent or the Lenders under any of the Loan Documents and Financing Orders; provided, however, that none of (i) the events leading up to the filing of the Chapter 11 Cases, including the events specifically described in Andrew Clarke’s Declaration Support of the Debtors’ Chapter 11 Petitions and First Day Pleadings, filed with the Bankruptcy Court on December 4, 2020, to the extent previously approved by Agent, the filing of the Chapter 11 Cases and resulting effects of bankruptcy, including any defaults under prepetition agreements so long as the exercise of remedies as a result of such defaults is stayed under the Bankruptcy Code, or such agreements are voided or invalidated by an order of the Bankruptcy Court, (ii) any action of the Loan Parties or their Subsidiaries taken pursuant to, or any failure of the Loan Parties or their Subsidiaries to take any action prohibited by this Agreement, the other Loan Documents, or the Consulting Agreement, (iii) the public disclosure of this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby, and (iv) the COVID-19 pandemic and matters resulting directly or indirectly therefrom affecting the Loan Parties shall be deemed to constitute a Material Adverse Effect hereunder or under the other Loan Documents (each of the foregoing clauses (i) through (iv), the “Prepetition Events and Circumstances”).

“Material Indebtedness” means Indebtedness (other than (i) the Loans and (ii) prepetition Indebtedness owing to any trade creditor or landlord) against any one or more of the Loan Parties in an aggregate principal amount exceeding $250,000.

“Maturity Date” means the date that is the earlier to occur of (i) January 31, 2021, (ii) effective date of a plan of reorganization confirmed by the Bankruptcy Court, (iii) the closing date of the Permitted Sale Transaction unless the Required Lenders have otherwise consented in writing, (iv) thirty-five (35) days from the Petition Date if the Final DIP Order has not been entered by that date, and (v) the date on which the Obligations are accelerated in accordance with the terms of Article 7 after the occurrence of an Event of Default after the expiration of all applicable grace or cure periods.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Agent in its Permitted Discretion by an appraiser acceptable to the Agent in its Permitted Discretion, net of all costs of liquidation thereof.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received by any Loan Party in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer, or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower Representative).

“New York Courts” has the meaning assigned to such term in Section 9.09(b).

“NYFRB” means the Federal Reserve Bank of New York.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligation Guaranty” means any Guarantee of all or any portion of the Secured Obligations executed and delivered to the Agent for the benefit of the Secured Parties by a guarantor who is not a Loan Party.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities, and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to any of the Lenders, the Agent, or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law, or otherwise, arising or incurred under this Agreement or any of the other Loan Documents.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability, or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability, or obligation arising with respect to any other transaction that is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (other than operating leases).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overadvance” means, at any time of determination, the amount, if any, by which the outstanding balance of the Revolving Loans, exceeds the Revolving Loan Cap.

“Paid in Full” or “Payment in Full” or “paid in full” means, (a) the indefeasible payment in full in cash of all outstanding Loans, together with accrued and unpaid interest thereon, (b) the indefeasible payment in full in cash of the accrued and unpaid fees, (c) the indefeasible payment in full in cash of all reimbursable expenses and other Secured Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (d) the termination of all Commitments, (e) entering into other arrangements satisfactory to the Secured Parties’ counterparties thereto, and (f) unless (i) the Challenge Deadline has expired without there being a Challenge or (ii) the Released Parties received the release provided for in the Interim DIP Order (or Final DIP Order, when entered by the Bankruptcy Court)), funding of a cash reserve to be held by the Agent as cash collateral for any remaining Unliquidated Obligations in an amount reasonably determined by the Agent.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Budget Variances” has the meaning assigned to such term in Section 5.16(c).

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment (taking into account the effect of the Interim DIP Order (and Final DIP Order, when entered by the Bankruptcy Court)).

“Permitted Encumbrances” means, to the extent permitted to exist under the Interim DIP Order (and Final DIP Order, when entered by the Bankruptcy Court), the following (having the priority permitted under the Interim DIP Order (and Final DIP Order, when entered by the Bankruptcy Court)):

(a)            Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)            carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)            pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, and other social security laws or regulations;

(d)            deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature, in each case in the ordinary course of business;

(e)            judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article 7;

(f)             Liens arising solely by virtue of any statutory or common law provision relating to a banker’s liens, rights of set-off, or similar rights, including Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC or any similar Requirement of Law of any foreign jurisdiction, and Liens representing contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of any Loan Party to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of any Loan Party;

(g)           [reserved];

(h)            Liens on real property arising by reason of servicing agreements, development agreements, site plan agreements, and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of a Borrower or any Subsidiary;

(i)             Liens of landlords (i) arising by statute or, except with respect to Inventory, under any lease or related contractual obligation entered into in the ordinary course of business, (ii) on fixtures and other movable tangible property (excluding Inventory) located on the real property leased or subleased from such landlord;

(j)             Liens on real property disclosed by the title insurance policies with respect thereto, including easements, zoning restrictions, rights-of-way, and similar encumbrances on real property imposed by law or arising in the ordinary course of business, and any replacement, extension, or renewal of any such Lien; provided that such replacement, extension, or renewal Lien does not cover any property other than the property that was subject to such Lien prior to such replacement, extension, or renewal; and provided, further, that such Liens do not secure any Indebtedness, do not materially detract from the value of the affected property, are of a minor nature and, in the aggregate, do not materially interfere with the ordinary conduct of the business of any Loan Party;

(k)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(l)             [reserved];

(m)           Liens arising from precautionary UCC financing statement filings regarding operating leases;

(n)            Liens in favor of the Prepetition Revolving Agent securing the Prepetition Revolving Obligations, including the Adequate Protection Liens, to the extent such Liens are subject to the Financing Orders; and

(o)            Liens in favor of the Prepetition Term Agent securing the Prepetition Term Obligations, including the Adequate Protection Liens, to the extent such Liens are subject to the Financing Orders.

“Permitted Investments” means:

(a)            direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

(b)            investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)            investments in certificates of deposit, bankers’ acceptances, and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)            fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) preceding and entered into with a financial institution satisfying the criteria described in clause (c) preceding; and

(e)            money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s, and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Prior Liens” has the meaning assigned to the term “Permitted Prior Liens” in the Interim DIP Order (or Final DIP Order, when entered by the Bankruptcy Court).

“Permitted Sale Transaction” means (a) the sale of all or substantially all of the Loan Parties’ business assets as a going concern as approved by the Bankruptcy Court pursuant to the applicable provisions of the Bankruptcy Code; provided that any going concern sale shall either (x) be for cash consideration in an amount sufficient for the Payment in Full of all Obligations and all Prepetition Obligations or (y) be consented to in writing by the Required Lenders; (b) liquidation of the entire chain of Stores of the Loan Parties and all of the assets relating thereto under Section 363 of the Bankruptcy Code, as approved by the Bankruptcy Court pursuant to the Bidding Procedures Order, provided that any such sale shall either (x) be for cash consideration in an amount sufficient for the Payment in Full of all Obligations and all Prepetition Obligations and shall not be subject to any financing contingencies or (y) be consented to in writing by the Required Lenders; or (c) a transaction or transactions combining the sale of all or substantially all of the Loan Parties’ equipment and Inventory and the permanent closing of all or a portion of the Loan Parties’ Stores and the sale of all Collateral located therein, which transaction shall be (x) in the form of an “equity bid” including a payment at closing in an amount sufficient for the Payment in Full of all Obligations and all Prepetition Obligations and or (y) consented to in writing by the Required Lenders. In each case, at the closing of the Permitted Sale Transaction, all of the proceeds thereof (in an amount up to the outstanding balance of the Prepetition Obligations and the Obligations) shall be paid to the Agent for application in accordance with terms and conditions of this Agreement and the Financing Orders.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, or other entity.

“Petition Date” has the meaning set forth in the recitals to this Agreement.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” means Debt Domain, Intralinks, Syndtrak, or a substantially similar electronic transmission system.

“Post-Trigger Notice Carve-Out Amount” has the meaning given to such term in the Interim DIP Order (or Final DIP Order, when entered by the Bankruptcy Court).

“Prepayment Event” means:

(a)           any sale, transfer, or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party, including, for the avoidance of doubt, pursuant to (i) any Permitted Sale Transaction or (ii) any Specified Store Closing Sales;

(b)           any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party; and

(c)           the issuance by FHC of any Equity Interests, or the receipt by FHC of any capital contribution.

“Prepetition Agents” means collectively, the Prepetition Revolving Agent and Prepetition Term Agent.

“Prepetition Events and Circumstances” has the meaning assign to such term in the definition of “Material Adverse Effect”.

“Prepetition Lenders” means, collectively, the Prepetition Revolving Lenders and the Prepetition Term Lenders.

“Prepetition Loan Documents” means collectively, the Prepetition Revolving Documents, the Prepetition Term Documents and the Intercreditor Agreement.

“Prepetition Obligations” means, collectively, the Prepetition Revolving Obligations and the Prepetition Term Obligations.

“Prepetition Revolving Agent” means Tiger Finance, LLC (including its successors and assigns), in its capacity as administrative agent and collateral agent for the Prepetition Revolving Lenders.

“Prepetition Revolving Agreement” means that certain Credit Agreement dated as of May 25, 2018 (as amended by that certain First Amendment to Credit Agreement dated as of August 13, 2019 and as further amended from time to time), by and among FSC and FCI, as borrowers, and FHC and F-LLC, as guarantors, the Prepetition Revolving Agent and the Prepetition Revolving Lenders.

“Prepetition Revolving Documents” means the “Loan Documents” as defined in the Prepetition Revolving Agreement.

“Prepetition Revolving Lenders” means the “Lenders” as defined in the Prepetition Revolving Credit Agreement, including its successors and assigns.

“Prepetition Revolving Obligations” means all “Obligations” as defined in the Prepetition Revolving Agreement.

“Prepetition Term Agent” means Tiger Finance, LLC (including its successors and assigns), in its capacity as Agent for the Prepetition Term Lenders.

“Prepetition Term Agreement” means that certain Credit Agreement dated as of August 13, 2019 (as amended from time to time), by and among FSC and FCI, as borrowers, and FHC and F-LLC, as guarantors, the Prepetition Term Agent and the Prepetition Term Lenders.

“Prepetition Term Documents” means the “Loan Documents” as defined in the Prepetition Term Agreement.

“Prepetition Term Lenders” means the “Lenders” as defined in the Prepetition Term Agreement, including its successors and assigns.

“Prepetition Term Obligations” means all “Obligations” as defined in the Prepetition Term Agreement.

“Prepetition Secured Parties” means, collectively, the Prepetition Agents and the Prepetition Lenders.

“Prime Rate” means the rate of interest per annum published by the Wall Street Journal. Each change in the Prime Rate will be effective from and including the date such change is publicly announced as being effective.

“Professional Fee Escrow Account” means a segregated account established and maintained by the Loan Parties solely for the purpose of collecting and paying the Carve-Out as provided in this Agreement, the Financing Orders and orders regarding the payment of fees of Professionals issued by the Bankruptcy Court.

“Professionals” has the meaning given to such term in the Interim DIP Order (or Final DIP Order, when entered by the Bankruptcy Court).

“Protective Advance” has the meaning assigned to such term in Section 2.04.

“PTE” means prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Money Indebtedness” means Indebtedness for the purchase price or cost of construction, repair, or improvement of any property.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.21.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means, as applicable, (a) the Agent, (b) any Lender, or (c) any combination thereof (as the context requires).

“Refinance Indebtedness” has the meaning assigned to such term in Section 6.01(f).

“Register” has the meaning assigned to such term in Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives, and advisors of such Person and such Person’s Affiliates.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, or dumping of any substance into the environment.

“Released Parties” has the meaning given to such term in the Interim DIP Order (or Final DIP Order, when entered by the Bankruptcy Court).

“Remedies Notice Period” has the meaning assigned to the term “Remedies Notice Period” in the Interim DIP Order (or Final DIP Order, when entered by the Bankruptcy Court)

“Report” means reports prepared by the Agent or another Person showing the results of appraisals, field examinations, or audits pertaining to the assets of the Borrowers from information furnished by or on behalf of the Borrowers, after the Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Agent and to the Prepetition Agent and the Prepetition Lenders.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposures and unused Commitments representing at least 50.1% of the sum of the Aggregate Revolving Exposure and unused Commitments at such time.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation, and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction, or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means any and all such reserves as the Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect the impediments to the Agent’s ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party, or (d) to reflect that a Default or an Event of Default then exists; provided, that, the Agent shall not be permitted to adjust Reserves or implement additional Reserves on account of the COVID-19 pandemic. Without limiting the generality of the foregoing, Reserves may include, in the Agent’s discretion, (but are not limited to): (i) reserves for accrued and unpaid interest on the Secured Obligations; (ii) reserves for rent at locations leased by any Loan Party (provided that any such reserve for rent for any retail location will be limited to (A) except for the retail locations described in clause (B) following, the amount of rent and other amounts then past due and owing under the applicable lease, excluding any amounts being disputed by a Borrower in good faith, and (B) with respect to any retail location that is in a state that has applicable law that provides the landlord with a Lien on any Collateral that has priority over the Lien in favor of the Agent in such Collateral, the greater of (1) the book value of the Inventory at such location or (2) an amount equal to three months of rent and other charges due or to become due under the applicable lease); (iii) reserves for consignee’s, warehousemen’s, and bailee’s charges, (iv) reserves with respect to gift cards issued, (v) reserves for dilution of Credit Card Accounts, (vi) reserves for deposits received from customers, (vii) reserves for Inventory shrinkage, (viii) reserves for customs charges and shipping charges related to any Inventory in transit, and other costs to release Inventory which is being imported into the United States, (ix) reserves for amounts due with respect to royalties due on any Inventory sold, (x) reserves for contingent liabilities of any Loan Party, (xi) reserves for uninsured losses of any Loan Party, (xii) reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation, (xiii) reserves for outstanding Taxes and other governmental charges, including ad valorem, real estate, personal property, sales, claims of the PBGC and other Taxes which may have priority over the interests of the Agent in the Collateral, (xiv) reserves for salaries, wages and benefits due to employees of any Loan Party, (xv) reserves for reasonably anticipated changes in the appraised value of Eligible Inventory between appraisals, (xvi) reserves for any portion of the accrued Carve-Out which has not been funded by the Lenders in the manner contemplated by the Financing Orders, and (xvii) reserves against the value of Inventory located in retail stores which are subject to any store closing, liquidation or similar sale.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities, or other property) with respect to any Equity Interests in FHC or any Subsidiary that is not a Wholly-Owned Subsidiary (including any stock repurchases), or any payment (whether in cash, securities, or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, or termination of any such Equity Interests in FHC or any Subsidiary that is not a Wholly-Owned Subsidiary or any option, warrant, or other right to acquire any such Equity Interests in FHC or any Subsidiary that is not a Wholly-Owned Subsidiary.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Protective Advances hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender has assumed its Revolving Commitment or assigned a portion of its Revolving Commitment, as applicable.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Protective Advances outstanding at such time.

“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Revolving Loan Cap” means, as of any date of determination, the lesser of (i) the Aggregate Revolving Commitment or (ii) the Borrowing Base.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06.

“Sanctioned Country” means, at any time, a country, region, or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person ” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury , the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject to any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the U.S.

“Secured Obligations” means all Obligations owing to one or more Lenders or their respective Affiliates; provided that the definition of “Secured Obligations” will not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Secured Parties” means (a) the Agent, (b) the Lenders, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (d) the successors and assigns of each of the foregoing.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Agent, for the benefit of the Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Agent and the other Secured Parties, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Specified Liquidation Consultant” – collectively, Tiger Capital Group, LLC, together with its Affiliates acting with respect to any Specified Store Closing Sales described in the definition thereof.

“Specified Store Closing Sale” means the closure of Store locations of the Loan Parties conducted in consultation with the Specified Liquidation Consultant pursuant to the Consulting Agreement.

“Stalking Horse Bid” has meaning assigned to such term in Section 5.15(e).

“Statements” has the meaning assigned to such term in Section 2.18(g).

“Store” means any retail department store (which may include any real property, fixtures, equipment, inventory and other property related thereto) operated by any Loan Party.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association, or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association, or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled, or held or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of FHC or a Loan Party, as applicable.

“Successful Bidder” has the meaning assigned to such term in Section 5.15(h).

“Successor Cases” means, with respect to the Chapter 11 Cases, any subsequent proceedings under Chapter 7 of the Bankruptcy Code.

“Supported QFC” has the meaning assigned to such term in Section 9.21.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax, or penalties applicable thereto.

“Transactions” means the execution, delivery, and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, and the use of the proceeds thereof.

“Termination Date” means the earlier of (i) the Maturity Date and (ii) the voluntary repayment in full of all Secured Obligations and termination by the Borrowers of the Commitments hereunder pursuant to Sections 2.11(a) and 2.11(f).

“Testing Date” has the meaning assigned to such term in Section 5.16(d).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it, (b) any other obligation (including any guarantee) that is contingent in nature at such time, or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S.” means the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.21.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“U.S. Trustee” means the United States Trustee applicable in the Chapter 11 Cases.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Variance Report” has the meaning assigned to such term in Section 5.16(b).

“Wholly-Owned Subsidiary” means, with respect to any Person (the “applicable Person”), a subsidiary of the applicable Person, all of the outstanding Equity Interests of which (other than director’s qualifying or other similar shares required pursuant to any Requirement of Law) are owned by the applicable Person or another wholly owned (using the same guidelines as herein required) subsidiary of the applicable Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Written Borrowing Request” means a written request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.03, in the form of Exhibit B or any other form approved by the Agent in its sole discretion.

Section 1.02           [Reserved].

Section 1.03           Terms Generally. The definitions of terms herein will apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The word “law” will be construed as referring to all statutes, rules, regulations, codes, and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders, and decrees of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, or otherwise modified (subject to any restrictions on such amendments, restatements, supplements, or modifications set forth herein), (b) any definition of or reference to any statute, rule, or regulation will be construed as referring thereto as from time to time amended, supplemented, or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person will be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that has succeeded to any or all functions thereof, (d) the words “herein”, “hereof”, and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits, and Schedules will be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” will refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” will be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

Section 1.04           Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature will be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower Representative notifies the Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision will be interpreted on the basis of GAAP as in effect and applied immediately before such change has become effective until such notice has been withdrawn or such provision amended in accordance herewith.

ARTICLE 2

The Revolving Credit Facility

Section 2.01           Commitments. Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make Revolving Loans in dollars to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (b) the Aggregate Revolving Exposure exceeding the Revolving Loan Cap. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay, and reborrow Revolving Loans.

Section 2.02           Revolving Loans and Borrowings.

(a)            Each Revolving Loan will be made by the Lenders ratably in accordance with their respective Revolving Commitments. Each Revolving Loan shall be in a principal amount of at least $1,000,000. The failure of any Lender to make any Revolving Loan required to be made by it will not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender will be responsible for any other Lender’s failure to make Loans as required. Any Protective Advance will be made in accordance with the procedures set forth in Section 2.04.

(b)            Each Revolving Loan shall be made strictly in compliance with and solely to pay amounts contemplated by the Approved Budget (subject to Permitted Budget Variances), provided that the Adequate Protection Payments and the Post-Trigger Carve-Out Amount shall not be subject to the Approved Budget.

Section 2.03           Requests for Revolving Loans. To request a Revolving Loan, the Borrower Representative must notify the Agent of such request either in writing by delivery of an executed Written Borrowing Request (delivered by hand, e-mail or facsimile), or by telephone, not later than 12:00 noon, New York time, on the date of the proposed Borrowing. Each telephonic Borrowing Request will be irrevocable and must be confirmed promptly by hand delivery, facsimile, or e-mail of a Written Borrowing Request executed by the Borrower Representative. Each Borrowing Request must specify the following information in compliance with Section 2.02:

(a)            the aggregate amount of the requested Borrowing; and

(b)            the date of such Borrowing, which must be a Business Day.

Promptly following receipt of a Borrowing Request in accordance with this Section, the Agent will advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04           Protective Advances.

(a)            Subject to the limitations set forth below, upon the entry of the Interim DIP Order, the Agent is authorized by the Borrowers and the Lenders, from time to time, to make Revolving Loans to the Borrowers, on behalf of all Lenders, that the Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents, or (iv) to exercise any of its rights and remedies, or to fund an orderly liquidation or wind-down of the Loan Parties’ assets or business or to fund the Chapter 11 Cases or any other proceeding under the Bankruptcy Code or other applicable law (any of such Loans are herein referred to as “Protective Advances”); provided, that, that the Aggregate Revolving Exposure after giving effect to any Protective Advance will not exceed the Aggregate Revolving Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances will be secured by the Liens granted in favor of the Agent in and to the Collateral and will constitute Obligations hereunder. All Protective Advances will be Borrowings. The making of a Protective Advance on any one occasion will not obligate the Agent to make any Protective Advance on any other occasion. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Agent may require the Lenders to fund their risk participations described in Section 2.04(b).

(b)            Upon the making of a Protective Advance by the Agent (whether before or after the occurrence of a Default), each Lender will be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to such Lender’s Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Agent will promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Protective Advance.

Section 2.05           [Reserved].

Section 2.06           [Reserved].

Section 2.07           Funding of Borrowings.

(a)            Each Lender will make each Revolving Loan to be made by such Lender hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 1:00 p.m., New York time, to the account of the Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage. The Agent will make such Revolving Loans available to the Borrower Representative by promptly crediting the funds so received in the aforesaid account of the Agent to the Funding Account(s); provided that Revolving Loans made to finance the reimbursement of a Protective Advance will be retained by the Agent.

(b)            Unless the Agent has received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Agent such Lender’s share of such Revolving Loan, the Agent may assume that such Lender has made such share available on such date in accordance with Section 2.07(a) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Loan available to the Agent, then the applicable Lender and the Borrowers severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to Revolving Loans. If such Lender pays such amount to the Agent, then such amount will constitute such Lender’s Revolving Loan included in such Borrowing.

Section 2.08           [Reserved].

Section 2.09           Termination and Reduction of Commitments.

(a)            Unless previously terminated, the Revolving Commitments will terminate on the Maturity Date.

(b)            The Borrowers may at any time terminate the Revolving Commitments upon Payment in Full of the Secured Obligations.

(c)            The Borrowers may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments will be in an amount that is an integral multiple of $1,000,000 and (ii) the Borrowers will not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Aggregate Revolving Exposure would exceed the Revolving Loan Cap.

(d)            The Borrower Representative will notify the Agent of any election to terminate or reduce the Commitments under Section 2.09(b) or Section 2.09(c) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Agent will advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section will be irrevocable. Any termination or reduction of the Commitments will be permanent. Each reduction of the Commitments will be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.10           Repayment of Loans and Prepetition Obligations; Evidence of Debt.

(a)            Subject to the entry of the Interim DIP Order, the Borrowers, jointly and severally, hereby unconditionally promise to pay (i) to the Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date or demand by the Agent, and (iii) to the Agent the then unpaid principal amount of each Overadvance within one (1) Business Day after demand by the Agent.

(b)            Except as otherwise provided in a final order of a court in connection with a timely commenced Challenge, at all times, on each Business Day, the Agent shall apply all proceeds of Collateral, including funds credited to the Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Agent, whether or not immediately available), as follows: first, to the outstanding balance of the Prepetition Revolving Obligations, for application in the manner contemplated by the Prepetition Revolving Credit Agreement, until paid in full; second, upon entry of the Final DIP Order to the outstanding balance of the Prepetition Term Obligations, for application in the manner contemplated by the Prepetition Term Agreement, until paid in full; third, to repay any Protective Advances that may be outstanding, pro rata; fourth, to prepay the Revolving Loans; fifth, to cash collateralize Unliquidated Obligations, and sixth, any remaining amounts shall be held by the Agent as cash collateral and made available to the Borrowers subject to the terms hereof and to pay for items included in the Approved Budget, subject to Permitted Budget Variances (it being understood that for all purposes of this Agreement, the phrase “subject to Permitted Budget Variances” and similar terms shall not be deemed to permit the Loan Parties (1) to make expenditures for items which are not of the types included in line items set forth in the Approved Budget, or (2) to pay fees and expenses of Professionals in excess of the amounts budgeted for such Professionals as set forth in the “Total Professional Fee Carve-Out” line item of the Approved Budget (plus, for the avoidance of doubt, to the extent not included in such line item, the Post-Trigger Notice Carve-Out Amount); provided, that the forgoing restrictions shall cease to be in force and effect at such time as the Obligations and the Prepetition Obligations are Paid in Full. Upon entry of the Final DIP Order, (i) the Agent shall use any funds it is holding as cash collateral pursuant to the sixth clause of the preceding sentence to pay down all outstanding Prepetition Obligations, including the Prepetition Term Obligations, and (ii) to the extent such funds are insufficient to pay in full all Prepetition Obligations, then the Agent and the Lenders may, in their discretion make and apply the proceeds of a Revolving Loan in the amount necessary to pay in full all such remaining Prepetition Obligations, without regard to satisfaction of any of the conditions set forth in Article IV of this Agreement.

(c)            Each Lender will maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)            The Agent will maintain accounts in which it will record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)            The entries made in the accounts maintained pursuant to Section 2.10(c) or Section 2.10(d) will be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that, the failure of any Lender or the Agent to maintain such accounts or any error therein will not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f)            Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers will prepare, execute, and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon will at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

Section 2.11           Prepayment of Revolving Loans.

(a)            The Borrowers will have the right at any time and from time to time to prepay the Revolving Loans in whole or in part, subject to prior notice in accordance with Section 2.11(f) of this Section.

(b)            In the event and on such occasion that the Aggregate Revolving Exposure exceeds the Revolving Loan Cap, the Borrowers will, within one Business Day after demand by the Agent, prepay the Revolving Loans in an aggregate amount equal to such excess.

(c)            In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrowers will, immediately after such Net Proceeds are received by such Loan Party, prepay the Obligations in an aggregate amount equal to 100% of such Net Proceeds.

(d)            [Reserved].

(e)            All amounts required to be prepaid pursuant to Section 2.11(c) will be applied in the manner prescribed by Section 2.10(b) and shall not result in a reduction in the Revolving Commitments.

(f)            The Borrower Representative must notify the Agent by telephone (confirmed by facsimile or e-mail) of any prepayment hereunder not later than 11:00 a.m., New York time, in the case of prepayment of Revolving Loans, one Business Day before the date of prepayment. Each such notice will be irrevocable and must specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Agent will advise the Lenders of the contents thereof. Each prepayment of a Revolving Borrowing will be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments must be accompanied by accrued interest to the extent required by Section 2.13.

Section 2.12           Fees.

(a)            DIP Facility Fee.

(i)            The Borrowers shall pay to the Agent, for the account of the Revolving Lenders, the DIP Facility Fee, as follows: (A) $300,000 payable upon entry of the Interim DIP Order and (B) $300,000 upon the earlier of (x) the entry of the Final DIP Order, or (y) the Termination Date. The DIP Facility Fee shall be fully earned upon entry of the Interim DIP Order and execution of this Agreement and other than as provided in Section 2.12(a)(ii) below, not subject to rebate or refund.

(ii)            In the event that one or more of the Lenders provides exit financing with respect to the Loan Parties upon emergence from the Chapter 11 Cases or to a Successful Bidder that will operate some or all of the Loan Parties’ Store locations following the consummation of the purchase of the Loan Parties’ assets, then the Lenders shall, upon consummation of such financing, refund $300,000 of the DIP Facility Fee to the Loan Parties (which refund may be effected by a reduction in the outstanding balance of the Secured Obligations in connection with repayment of the same and termination of the Commitments hereunder).

(b)            [Reserved].

(c)            Agency Fees. The Borrowers agree to pay to the Agent, for its own account, $25,000, which amount shall be fully earned upon entry of the Interim DIP Order and execution of this Agreement, and payable on the date of the initial Borrowing under this Agreement.

(d)            [Reserved].

(e)            Fees Generally. All fees payable hereunder must be paid on the dates due, in immediately available funds, to the Agent for distribution, in the case of commitment fees and participation fees, to the Lenders. Except as provided in Section 2.12(a)(ii), fees paid will not be refundable under any circumstances.

Section 2.13            Interest.

(a)            All Revolving Loans will bear interest at the Applicable Rate.

(b)            [reserved].

(c)            Each Protective Advance and each Overadvance will bear interest at the Applicable Rate, plus 2.00% per annum.

(d)            Notwithstanding the foregoing, during the existence of an Event of Default, the Agent may, at its option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Loans will bear interest at 5.00% per annum, plus the rate otherwise applicable to such Loans as provided in this Section or (ii) in the case of any other amount outstanding hereunder, such amount will accrue at 5.00% per annum, plus the rate applicable to such fee or other obligation as provided hereunder.

(e)            Accrued interest on each Loan will be payable in arrears on each Interest Payment Date and the Termination Date; provided that, (i) interest accrued pursuant to Section 2.13(d) will be payable on demand, and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid will be payable on the date of such repayment or prepayment.

(f)            All interest hereunder will be computed on the basis of a year of 360 days.

Section 2.14           Alternate Rate of Interest; Illegality.

(a)            If prior to the making of any Revolving Loan:

(i)             the Agent determines (which determination will be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate; or

(ii)            the Agent is advised by the Required Lenders that the LIBO Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Agent will give notice thereof to the Borrowers and the Lenders as promptly as practicable thereafter and, until the Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, such Borrowing will be accrue interest at the rate set forth in clause (b) of the definition of “Applicable Rate”.

(b)            If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund, or continue any Borrowing at the rate set forth in clause (a) of the definition of “Applicable Rate”, on notice thereof by such Lender to the Borrowers through the Agent, any obligations of such Lender to make, maintain, fund, or continue Loans at that rate will be suspended until such Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, any outstanding Borrowing for will accrue interest at the rate set forth in clause (b) of the definition of “Applicable Rate”.

Section 2.15           Increased Costs.

(a)            If any Change in Law:

(i)            imposes, modifies, or deems applicable any reserve, special deposit, liquidity, or similar requirement (including any compulsory loan requirement, insurance charge, or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii)            imposes on any Lender or the London interbank market any other condition, cost, or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; or

(iii)           subjects any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clause (b) through clause (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities, or capital attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient of making, continuing, converting into, or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such other Recipient or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest, or otherwise), then the Borrowers will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)            If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of, or the Loans made by, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)            A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.15(a) or Section 2.15(b) will be delivered to the Borrower Representative and will be conclusive absent manifest error. The Borrowers will pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

(d)            Failure or delay on the part of any Lender to demand compensation pursuant to this Section will not constitute a waiver of such Lender’s right to demand such compensation; provided that, the Borrowers will not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above will be extended to include the period of retroactive effect thereof.

Section 2.16           [Reserved].

Section 2.17           Withholding of Taxes; Gross-Up.

(a)            Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document will be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent will be entitled to make such deduction or withholding and will timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party will be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by the Loan Parties. The Loan Parties will timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for, Other Taxes.

(c)            Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party will deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Agent.

(d)            Indemnification by the Loan Parties. The Loan Parties will jointly and severally indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for and the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, will be conclusive absent manifest error.

(e)            Indemnification by the Lenders. Each Lender will severally indemnify the Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent will be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to such Lender from any other source against any amount due to the Agent under this Section 2.17(e).

(f)            Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document will deliver to the Borrower Representative and the Agent, at the time or times reasonably requested by the Borrower Representative or the Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Agent, will deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Agent as will enable the Borrowers or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution, and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), Section 2.17(f)(ii)(B), and Section 2.17(f)(ii)(D)) will not be required if in the Lender’s reasonable judgment such completion, execution, or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A)            any Lender that is a U.S. Person will deliver to the Borrower Representative and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)            any Foreign Lender will, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Agent (in such number of copies as are requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (y) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (z) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (y) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (z) an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)            to the extent a Foreign Lender is not the Beneficial Owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender will, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Agent (in such number of copies as are requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender will deliver to the Borrower Representative and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Agent as may be necessary for the Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” will include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it will update such form or certification or promptly notify the Borrower Representative and the Agent in writing of its legal inability to do so.

(g)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it will pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party related to the receipt of such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, will repay to such indemnified party the amount paid over pursuant to this Section 2.17(g) (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld, or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(g) will not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)            Survival. Each party’s obligations under this Section 2.17 will survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document (including the Payment in Full of the Secured Obligations).

(i)            Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA.

Section 2.18          Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a)            The Borrowers will make each payment required to be made by them hereunder (whether of principal, interest, fees, or reimbursement of amounts payable under Section 2.15, Section 2.17, or otherwise) prior to 2:00 p.m., New York time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments will be made to the Agent at its offices at 60 State Street, 11th Floor, Boston, MA 02109, except that payments pursuant to Section 2.15, Section 2.17, and Section 9.03 must be made directly to the Persons entitled thereto. The Agent will distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder is due on a day that is not a Business Day, the date for payment will be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon will be payable for the period of such extension. All payments hereunder will be made in dollars.

(b)            Subject to the terms of the Financing Orders, any proceeds of Collateral received by the Agent (i) not constituting either (A) a specific payment of principal, interest, fees, or other sum payable under the Loan Documents (that will be applied as specified by the Borrowers), (B) a mandatory prepayment (that will be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Account (that will be applied in accordance with Section 2.10(b)) or (ii) during the existence of an Event of Default if the Required Lenders so direct, will be applied ratably first, to pay any fees, indemnities, or expense reimbursements then due to the Agent from the Borrowers, second, to pay any fees, indemnities, or expense reimbursements then due to the Lenders from the Borrowers, third, to pay interest due in respect of any Protective Advances, fourth, to pay the principal of any Overadvances and Protective Advances, fifth, to pay interest then due and payable on the Revolving Loans, sixth, to prepay principal on the Revolving Loans, and seventh, to the payment (or cash collateralize, as applicable) of any other Secured Obligation due to the Agent or any Lender by the Borrowers. Notwithstanding the foregoing, amounts received from any Loan Party will not be applied to any Excluded Swap Obligation of such Loan Party. The Agent and the Lenders will have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c)            At the election of the Agent, all payments of principal, interest, fees, premiums, reimbursable expenses (including all reimbursement for fees, costs, and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Revolving Loans made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Agent. The Borrowers hereby irrevocably authorize (i) the Agent to make a Revolving Loan for the purpose of paying each payment of principal, interest, and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged will constitute Loans (but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees, and expenses as described in Section 9.03) and that all such Revolving Loans will be deemed to have been requested pursuant to Section 2.03 or Section 2.04, as applicable, and (ii) the Agent to charge any deposit account of any Borrower maintained with the Agent for each payment of principal, interest, and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d)            If, except as otherwise expressly provided herein, any Lender, by exercising any right of set-off or counterclaim or otherwise, obtains payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion will purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments will be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations will be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.18(d) will not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.18(d) will apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e)            Unless the Agent has received notice from the Borrower Representative prior to the date on which any payment is due to the Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

(f)            If any Lender fails to make any payment required to be made by it under this Agreement, then the Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder. Application of amounts pursuant to clause (i) and clause (ii) preceding will be made in any order determined by the Agent in its discretion.

(g)            The Agent will from time to time provide the Borrower Representative with account statements or invoices with respect to the Loans and any interest or fees with respect thereto (each a “Statement”); provided that any failure of the Agent to provide any Statement to the Borrower Representative will not have any effect on any Loan Party’s obligation with respect thereto or any Obligation hereunder and will not constitute a default by the Agent under this Agreement. The Agent is under no duty or obligation to provide Statements, that, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees, or other Secured Obligations. If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers will not be in default of payment with respect to the billing period indicated on such Statement; provided that, acceptance by the Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including any past due amounts) will not constitute a waiver of the Agent’s or the Lenders’ right to receive payment in full at another time.

Section 2.19          Mitigation Obligations; Replacement of Lenders.

(a)            If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender will use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches, or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or Section 2.17), and obligations under this Agreement and other Loan Documents to an assignee that will assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers will have received the prior written consent of the Agent, which consent will not unreasonably be withheld, (ii) such Lender will have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees, and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal, accrued interest, and fees) or the Borrowers (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender will not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 2.20          Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions will apply for so long as such Lender is a Defaulting Lender:

(a)            fees will cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a); and

(b)            such Defaulting Lender will not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment and Revolving Exposure of such Defaulting Lender will not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver, or other modification pursuant to Section 9.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 9.02, this Section 2.20(b) will not apply to the vote of a Defaulting Lender in the case of an amendment, waiver, or other modification requiring the consent of such Lender or each Lender directly affected thereby.

Section 2.21          Returned Payments. If after receipt of any payment that is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied will be revived and continued and this Agreement will continue in full force as if such payment or proceeds had not been received by the Agent or such Lender. The provisions of this Section 2.21 will be and remain effective notwithstanding any contrary action that may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 will survive the termination of this Agreement.

Section 2.22          Super-Priority Nature of Obligations and Agent’s Liens; Payment of Obligations.

(a)            The priority of Agent’s Liens on the Collateral, claims and other interests shall be as set forth in the Interim DIP Order and Final DIP Order.

(b)            Upon the Maturity Date, the Agent and Lenders shall be entitled to immediate payment of such Secured Obligations without further application to or order of the Bankruptcy Court.

ARTICLE 3

Representations and Warranties

Each Loan Party represents and warrants to the Lenders that:

Section 3.01        Organization; Powers. Each Loan Party and each Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and subject to the entry of the Interim DIP Order (and Final DIP Order, when entered by the Bankruptcy Court), has all requisite power and authority to, carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

Section 3.02        Authorization; Enforceability. Upon entry of the Interim DIP Order (and Final DIP Order, when entered by the Bankruptcy Court), the Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and, upon entry of the Interim DIP Order (and Final DIP Order, when entered by the Bankruptcy Court), constitutes a legal, valid, and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03        Governmental Approvals; No Conflicts. Except for the entry of, and pursuant to the terms of, the Interim DIP Order (and Final DIP Order, when entered by the Bankruptcy Court), the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not in any material respect violate any Requirement of Law applicable to any Loan Party or any Subsidiary, (c) will not violate or result in a default under any indenture, agreement, or other instrument binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, except such as individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents and the Adequate Protection Liens.

Section 3.04          Financial Condition; No Material Adverse Change.

(a)            FHC has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity, and cash flows as of and for the Fiscal Year ended February 1, 2020, reported on by Ernst & Young LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of FHC and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments (all of which, when taken as a whole, would not be materially adverse) and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)            No event, change, or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since the Petition Date.

Section 3.05          Properties.

(a)            As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by any Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no material default by any party to any such lease or sublease exists, other than defaults arising solely as a result of the commencement of the Chapter 11 Cases or other defaults for which the exercise of remedies is subject to the automatic stay under the Bankruptcy Code; provided that the representation set forth in this sentence shall not apply to any lease for a Store location that is a subject of a Specified Store Closing Sale after the effective date for the rejection of the applicable lease in the Chapter 11 Cases or where such representation would not be true, solely as a result of the commencement of the Chapter 11 Cases. Each of the Loan Parties and each of its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property, free of all Liens other than those permitted by Section 6.02.

(b)            Each Loan Party and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, and patents necessary to its business as currently conducted, a correct and complete list of which, as of the date of this Agreement, is set forth on Schedule 3.05, and the use thereof by each Loan Party and each Subsidiary does not, other than such as could not reasonably be expected to result in a Material Adverse Effect, infringe in any material respect upon the rights of any other Person, and each Loan Party’s and each Subsidiary’s rights thereto are not subject to any licensing agreement or similar arrangement.

Section 3.06          Litigation and Environmental Matters.

(a)            Except for the Chapter 11 Cases, there are no actions, suits, or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions (other than objections and related pleadings filed by Persons other than the Loan Parties or any Subsidiary or Affiliate thereof to entry of either the Interim DIP Order or Final DIP Order).

(b)            Except for the Disclosed Matters (i) no Loan Party or any Subsidiary has received notice of any claim with respect to any Environmental Liability and (ii) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Subsidiary (A) has failed to comply with any Environmental Law or to obtain, maintain, or comply with any permit, license, or other approval required under any Environmental Law, (B) has become subject to any Environmental Liability, (C) has received notice of any claim with respect to any Environmental Liability, or (D) knows of any basis for any Environmental Liability.

(c)            Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 3.07          Compliance with Laws and Agreements; No Default. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Subsidiary is in compliance with (i) all Requirements of Law applicable to it or its property and (ii) all indentures, agreements, and other instruments binding upon it or its property. Except for any defaults or events of default arising solely as a result of the commencement of the Chapter 11 Cases, any defaults or events of default arising under either the Prepetition Revolving Credit Agreement or the Prepetition Term Agreement to the extent the Prepetition Obligations have not been converted to the Obligations in accordance with this Agreement or any defaults under any leases or subleases contemplated by Section 3.05(a), no Default has occurred and is continuing.

Section 3.08          Investment Company Status. No Loan Party nor any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09          Taxes.

(a)            Each Loan Party and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and, except as permitted under the Bankruptcy Code, has paid or caused to be paid all Taxes required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes.

(b)            Neither this Agreement nor any other agreement, certificate, document, or instrument executed or delivered in connection therewith by any Loan Party or any other Person (other than the Lender), were executed or delivered in the state of Florida, neither any Borrower nor any other Loan Party is a Florida organization or has its executive offices or headquarters in Florida, no officer or employee of any Loan Party has engaged in any execution, delivery, negotiations, or other related activities with respect to this Agreement while in the state of Florida, and there are no stamp, documentary, mortgage, or intangibles taxes due in the state of Florida as a result of any Loan Party entering into this Agreement.

Section 3.10          ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87 or subsequent recodification thereof, as applicable) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

Section 3.11          Disclosure. None of the reports, financial statements, certificates, or other information furnished by or on behalf of any Loan Party or any Subsidiary to the Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished), taken as a whole together with FHC’s public filings, contains any material misstatement of fact or omits, as of the date furnished, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect at such time; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

Section 3.12          Material Agreements. Except for any defaults or events of default arising solely as a result of the commencement of the Chapter 11 Cases, any defaults or events of default arising under either the Prepetition Revolving Credit Agreement or the Prepetition Term Agreement to the extent the Prepetition Obligations have not been converted to the Obligations in accordance with this Agreement, or any defaults under any leases or subleases contemplated by Section 3.05(a), no Loan Party is in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in (a) any material agreement to which it is a party, except where such default, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (b) any agreement or instrument evidencing or governing Indebtedness that would constitute an Event of Default under clause (f) of Article 7 if such default became an event of default under the applicable agreement or instrument.

Section 3.13          [Reserved].

Section 3.14          Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. Each Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 3.15          Capitalization and Subsidiaries. Schedule 3.15 sets forth (a) a correct and complete list of the name and relationship to FHC of each and all of FHC’s Subsidiaries, (b) a true and complete listing (other than with respect to FHC) of each class of each Loan Party’s authorized Equity Interests, all of which issued Equity Interests are validly issued, outstanding, fully paid, and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of FHC and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. There are no outstanding commitments or other obligations of any Loan Party to issue, and no options, warrants, or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party.

Section 3.16          Security Interest in Collateral. Subject to the entry of the Interim DIP Order, provisions of this Agreement and the other Loan Documents create legal and valid Liens on all of the Collateral in favor of the Agent, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except for Permitted Encumbrances having priority by operation of law or as otherwise provided in the Financing Orders.

Section 3.17          Employment Matters. The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local, or foreign law dealing with such matters. All material, in the aggregate and individually, payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or such Subsidiary.

Section 3.18          Federal Reserve Regulations. No part of the proceeds of any Loan has been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U, and X.

Section 3.19          Use of Proceeds. The proceeds of the Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08.

Section 3.20          No Burdensome Restrictions. No Loan Party is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.10.

Section 3.21          Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries, and their respective officers and directors and, to the knowledge of such Loan Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Loan Party, any Subsidiary or any of their respective directors, officers, or employees or (b) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No borrowing hereunder or use of proceeds, or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

Section 3.22          Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and/or indirect benefit to such Loan Party, and is in its best interest.

Section 3.23          EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

Section 3.24          Plan Assets; Prohibited Transactions. No Loan Party or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 3.25          [Reserved.]

Section 3.26          Approved Budget. Each of the initial Approved Budget, attached hereto as Annex 1 (the “Initial Approved Budget”), and at any time following the Effective Date, the Approved Budget then in effect, was prepared in good faith upon assumptions the Loan Parties believed to be reasonable assumptions on the date of delivery of the then applicable Approved Budget (or update thereto). To the knowledge of the Company, no facts exist that (individually or in the aggregate) would result in any material change in either the Initial Approved Budget or the Approved Budget then in effect.

Section 3.27          Chapter 11 Cases.

(a)            The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof was given or will timely be given for (i) the motion seeking approval of the Loan Documents and the Interim DIP Order and Final DIP Order, (ii) the hearing for the entry of the Interim DIP Order, and (iii) the hearing for the entry of the Final DIP Order. The Loan Parties shall give, on a timely basis as specified in the Interim DIP Order or the Final DIP Order, as applicable, all notices required to be given to all parties specified in the Interim DIP Order or Final DIP Order, as applicable.

(b)            After the entry of the Interim DIP Order, and pursuant to and to the extent permitted in the Interim DIP Order and the Final DIP Order, the Obligations will constitute allowed administrative expense claims in the Chapter 11 Cases having priority over all administrative expense claims and unsecured claims against any of the Loan Parties now existing or hereafter arising, of any kind whatsoever, including all administrative expense claims, as provided under Section 364(c)(1) of the Bankruptcy Code, subject to (i) the Carve-Out and (ii) the priorities set forth in the Interim DIP Order or Final DIP Order, as applicable.

(c)            After the entry of the Interim DIP Order and pursuant to and to the extent provided in the Interim DIP Order and the Final DIP Order, the Obligations will be secured by a valid and perfected first-priority Lien on all of the Collateral subject, as to priority, only to (i) the Carve-Out and (ii) the Permitted Prior Liens to the extent set forth in the Interim DIP Order or the Final DIP Order.

(d)            The Interim DIP Order (with respect to the period on and after entry of the Interim DIP Order and prior to entry of the Final DIP Order) or the Final DIP Order (with respect to the period on and after entry of the Final DIP Order), as the case may be, is in full force and effect and has not been reversed, stayed (whether by statutory stay or otherwise), vacated, or, without the Agent’s consent, modified or amended. The Loan Parties are in compliance in all material respects with the applicable Financing Order.

(e)            Notwithstanding the provisions of Section 362 of the Bankruptcy Code, and subject to the applicable provisions of the Interim DIP Order or the Final DIP Order, as the case may be, including the provisions with respect to the Remedies Notice Period, upon the Maturity Date of any of the Secured Obligations (whether by acceleration or otherwise or upon consummation of the sale of all or substantially all of the assets of the Loan Parties), the Agent and Lenders shall be entitled to immediate payment of such Secured Obligations and to enforce the remedies provided for hereunder or under applicable law, without further notice, motion or application to, hearing before, or order from, the Bankruptcy Court.

ARTICLE 4

Conditions

Section 4.01          Effective Date. The obligations of the Lenders to make Loans hereunder will not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)            Credit Agreement and Other Loan Documents. The Agent (or its counsel) has received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Agent (that may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) either (A) a counterpart of each other Loan Document signed on behalf of each party thereto or (B) written evidence satisfactory to the Agent (that may include facsimile or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document, and (iii) such other certificates, documents, instruments, and agreements as the Agent has reasonably requested in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender, all in form and substance reasonably satisfactory to the Agent and its counsel.

(b)            DIP Budget. The Agent shall have received and approved the Initial Approved Budget and shall have received satisfactory projections (including Borrowing Base and Aggregate Availability forecasts), all in form and substance satisfactory to Agent.

(c)            Officer Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Agent (or its counsel) shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by an authorized officer of such Loan Party, that (A) certifies the resolutions of its Board of Directors, members, or other body authorizing the execution, delivery, and performance of the Loan Documents to which it is a party, (B) identifies by name and title and bears the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of each Borrower, its Financial Officers, and (C) contains appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management, or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction.

(d)            Closing Certificate. The Agent has received a certificate, signed by a Financial Officer of each Borrower, dated as of the Effective Date (i) stating that, except for any defaults or events of default arising solely as a result of the commencement of the Chapter 11 Cases, any defaults or events of default arising under either the Prepetition Revolving Credit Agreement or the Prepetition Term Agreement or any defaults under any leases or subleases contemplated by Section 3.05(a), no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct in all material respects as of such date (it being understood and agreed that any representation or warranty that by its terms is made as of a specified date is true and correct in all material respects only as of such specified date, and that any representation or warranty that is subject to any materiality qualifier is true and correct in all respects), (iii) other than the Chapter 11 Cases, and except for actions, suits, investigations, proceedings, claims or disputes disclosed to the Agent that are stayed by Section 362 of the Bankruptcy Code, there is no litigation that has or could be reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (iv) certifying as to any other factual matters as may be reasonably requested by the Agent.

(e)            Fees. The Lenders and the Agent have received all fees required to be paid, and all expenses required to be reimbursed for which invoices have been presented (including the reasonable and documented fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid by the Borrowers directly or with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Agent on or before the Effective Date.

(f)            Lien Searches. The Agent shall have received the results of a recent lien search in the jurisdiction of organization of each Loan Party, and such search reveals no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Agent.

(g)            Borrowing Base Certificate. The Agent has received a Borrowing Base Certificate that calculates the Borrowing Base as of the Petition Date.

(h)            Closing Liquidity. After giving effect to all Borrowings to be made on the Effective Date, and the payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the sum of Availability plus all of the Loan Parties’ cash and cash equivalents is not less than $28,000,000.

(i)            Insurance. The Agent has received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Agent and otherwise in compliance with the terms of Section 5.10 hereof and Section 4.12 of the Security Agreement.

(j)            Tax Withholding. The Agent has received a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party.

(k)            USA PATRIOT Act, Etc. The Agent and the Lenders have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, for each Loan Party.

(l)            Approvals. All governmental and third-party approvals, if any, necessary in connection with the transactions contemplated hereby shall have been obtained on terms reasonably satisfactory to the Agent and shall be in full force and effect.

(m)            Other Documents. The Agent has received such other documents as the Agent, any Lender, or their respective counsel may have reasonably requested.

(n)            Security Interest. The Loan Documents (including the Interim DIP Order) shall be effective to create in favor of the Agent a legal, valid, perfected and enforceable security interest and Lien upon the Collateral, with the priority set forth in the Interim DIP Order or, when entered by the Bankruptcy Court, the Final DIP Order.

(o)            No Material Adverse Effect.

(i)            Since the Petition Date, there has been no event or circumstance, either individually or in the aggregate, that has or could reasonably be expected to have a Material Adverse Effect.

(ii)           Other than the Chapter 11 Cases, and except for actions, suits, investigations, proceedings, claims or disputes stayed by Section 362 of the Bankruptcy Code, no orders, injunctions or pending litigation exists which restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions upon this Agreement, the Loan Documents or the credit facilities contemplated hereunder.

(iii)          Except for any defaults or events of default arising solely as a result of the commencement of the Chapter 11 Cases, any defaults or events of default arising under either the Prepetition Revolving Credit Agreement or the Prepetition Term Agreement or any defaults under any leases or subleases contemplated by Section 3.05(a), no Default or Event of Default shall have occurred and be continuing or shall arise hereunder immediately after giving effect to this Agreement and the transactions contemplated hereby.

(iv)         Other than the Prepetition Events and Circumstances, since the Petition Date there shall have been no adverse change in the ability of the Agent and the Lenders to enforce the Loan Documents and the Obligations of the Borrowers and the Loan Guarantors hereunder (other than objections and related pleadings filed by Persons other than the Loan Parties or any Subsidiary or Affiliate thereof to entry of either the Interim DIP Order or Final DIP Order).

(p)            Cash Management. A Dominion Event Date (as such term is defined in the Prepetition Revolving Agreement) has occurred or shall have been deemed to have occurred and the Agent and Lenders are reasonably satisfied with the Loan Parties’ cash management systems.

(q)            Insolvency Matters – Chapter 11 Cases.

(i)            The Agent shall have received drafts of the “first day” pleadings for the Chapter 11 Cases, in each case, in form and substance reasonably satisfactory to the Agent;

(ii)           All motions and orders (including the First Day Orders and the Cash Management Order) and affidavits and related pleadings to be filed with and submitted to the Bankruptcy Court on the Petition Date shall be in form and substance reasonably satisfactory to the Agent; and

(iii)          The Bankruptcy Court shall have approved and entered the Interim DIP Order and the Cash Management Order.

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The Agent will notify the Borrowers and the Lenders of the Effective Date, and such notice will be conclusive and binding.

Section 4.02           Each Borrowing. The obligation of each Lender to make each Revolving Loan hereunder is subject to the satisfaction of the following conditions:

(a)            The representations and warranties of the Loan Parties set forth in the Loan Documents must be true and correct in all material respects with the same effect as though made on and as of the date of such Revolving Loan (it being understood and agreed that any representation or warranty that by its terms is made as of a specified date will be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty that is subject to any materiality qualifier will be required to be true and correct in all respects).

(b)            At the time of and immediately after giving effect to such Revolving Loan, (i) except for any defaults or events of default arising solely as a result of the commencement of the Chapter 11 Cases, any defaults or events of default arising under either the Prepetition Revolving Credit Agreement or the Prepetition Term Agreement or any defaults under any leases or subleases contemplated by Section 3.05(a), no Default may have occurred and be continuing and (ii) no Protective Advance may be outstanding.

(c)            After giving effect to any Revolving Loan, Availability is not less than zero ($0.00).

(d)            (i) if after thirty five days from the Petition Date, the Final DIP Order shall have been entered; (ii) the Interim DIP Order or the Final DIP Order, as applicable, shall not have been vacated, stayed, reversed, modified, or amended without the Agent’s consent and shall otherwise be in full force and effect; and (iii) no motion for reconsideration of the Interim DIP Order or the Final DIP Order, as applicable, shall have been timely filed by any Person.

(e)            The Borrowers shall have paid all fees and expenses then due and payable under this Agreement.

Each borrowing of a Revolving Loan hereunder will be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in Paragraphs (a) through (e) of this Section.

ARTICLE 5

Affirmative Covenants

Until such time as all Prepetition Obligations and all Secured Obligations have been Paid In Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

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Section 5.01           Financial Statements; Borrowing Base and Other Information; Chapter 11 Filings. The Borrowers will furnish to the Agent and each Lender:

(a)            within 90 days after the end of each Fiscal Year of FHC, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of FHC and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP (provided that to the extent any such information is included in Form 10-K for FHC and its consolidated subsidiaries, delivery of such Form 10-K will satisfy the delivery requirement specified in this clause (a) with respect to such information);

(b)            a copy of the monthly operating report concurrently with the filing of the monthly operating report in the Chapter 11 Cases;

(c)            [reserved];

(d)            concurrently with any delivery of financial statements under Section 5.01(a), a Compliance Certificate of a Financial Officer of the Borrower Representative (i) certifying, in the case of the financial statements delivered under Section 5.01(e), as presenting fairly in all material respects the financial condition and results of operations of FHC and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e)            concurrently with any delivery of financial statements under Section 5.01(a), a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines or the customary practices of such accounting firm consistently applied);

(f)            [reserved];

(g)            (i) on or before the third Business Day of each calendar week, as of the period then ended, and (ii) without duplication for delivery under clause (i), together with each request for Borrowing hereunder, a Borrowing Base Certificate (setting forth the Borrowing Base and Availability) and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as the Agent may reasonably request;

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(h)            concurrently with delivery of any Borrowing Base Certificate pursuant to clause (g)(i) preceding and at such other times as may be requested by the Agent, as of the period then ended, all delivered electronically in a text formatted file acceptable to the Agent:

(i)            a detailed aging of the Borrowers’ Credit Card Accounts (including a listing, as of the end of the applicable period, by credit card issuer and/or credit card processor, of all outstanding Credit Card Accounts and all payments and collections thereon, and a reconciliation of sales and collections with respect thereto), prepared in a manner reasonably acceptable to the Agent, together with a summary specifying the name and balance due for each Account Debtor (such Account Debtors being the applicable credit card issuer or credit card processor) of any Credit Card Account, and, if requested by the Agent, the address for each such Account Debtor;

(ii)          a schedule detailing the Borrowers’ Inventory, in form satisfactory to the Agent, (A) by location (showing Inventory in transit (if any, but excluding any Inventory in transit between locations of a Borrower) and any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by product type, and by volume on hand, which Inventory will be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Agent has previously indicated to the Borrower Representative are deemed by the Agent to be appropriate, and (B) including a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Borrowers, and complaints and claims made against the Borrowers);

(iii)        a worksheet of calculations prepared by the Borrowers to determine Eligible Credit Card Accounts and Eligible Inventory, such worksheets detailing the Credit Card Accounts and Inventory excluded from Eligible Credit Card Accounts and Eligible Inventory and the reason for such exclusion;

(iv)        a reconciliation of the Borrowers’ Credit Card Accounts and Inventory between (A) the amounts shown in the Borrowers’ general ledger and financial statements and the reports delivered pursuant to clause (i) and clause (ii) of this Section 5.01(h) and (B) the amounts and dates shown in the reports delivered pursuant to clause (i) and clause (ii) of this Section 5.01(h) and the Borrowing Base Certificate delivered pursuant to Section 5.01(g) as of such date; and

(v)          a reconciliation of the loan balance per the Borrowers’ general ledger to the loan balance under this Agreement.

(i)            as soon as available but in any event within 30 days of the end of each fiscal month and at such other times as may be requested by the Agent, as of the fiscal month then ended, a schedule and aging of the Borrowers’ accounts payable, delivered electronically in a text formatted file acceptable to the Agent;

(j)            [reserved];

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(k)            promptly upon the Agent’s reasonable request:

(i)            copies of invoices or other similar statements issued by the Borrowers to any credit card issuer or credit card processor in connection with any Credit Card Accounts, credit memos, and other information related thereto;

(ii)          copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or equipment purchased by any Loan Party; and

(iii)         a schedule detailing the balance of all intercompany accounts of the Loan Parties;

(l)            promptly upon the reasonable request of the Agent, as frequently as may be reasonably requested, but in any event not more often than delivery of any Borrowing Base Certificate, as of the period then ended, the Borrowers’ sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal;

(m)          promptly upon request of the Agent, copies of all tax returns filed by any Loan Party with the U.S. Internal Revenue Service;

(n)           [reserved];

(o)           concurrently with delivery of any financial statements required to be delivered pursuant to clause (a), clause (b), or clause (c) preceding, a detailed listing of all advances of proceeds of Loans requested by the Borrower Representative for each Borrower during the immediately preceding calendar month and a detailed listing of all intercompany loans made by the Borrowers during such calendar month;

(p)           promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, and other materials filed by any Loan Party or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be; provided that if any such report, proxy statement, or other material is posted to FHC’s website, such delivery will be deemed satisfied upon notice from the Borrower Representative to the Agent of such posting; and

(q)            promptly after any request therefor by the Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that any Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that any Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if a Borrower or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

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(r)            promptly following any written request therefor, any information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation, including any Beneficial Ownership Certification; and

(s)            (i) as soon as practicable in advance of filing with the Bankruptcy Court or delivery to any official committee in any Chapter 11 Case, if any, or to the U.S. Trustee, as the case may be, the Final DIP Order, all other material proposed orders, motions, and pleadings related (x) the Chapter 11 Cases (all of which must be in form and substance reasonably satisfactory to the Agent and Lenders) and (y) to the Prepetition Loan Agreements, this Agreement and the credit facilities contemplated thereby, and/or any sale contemplated in accordance with the Bankruptcy Milestones and any plan of reorganization and/or any disclosure statement related thereto (all of which must be in form and substance reasonably satisfactory to the Agent and Lenders), and (ii) substantially simultaneously with the filing with the Bankruptcy Court or delivery to any official committee in any Chapter 11 Case, if any, or to the U.S. Trustee, as the case may be, monthly operating reports and all other notices, filings, motions, pleadings or other information concerning the financial condition of the Loan Parties or their Subsidiaries or the Chapter 11 Cases that may be filed with the Bankruptcy Court or delivered to any official committee in any Chapter 11 Case, if any, or to the U.S. Trustee.

Section 5.02           Notices of Material Events. The Borrowers will furnish to the Agent and each Lender prompt (but in any event within any time period that may be specified below) written notice of the following:

(a)            the occurrence of any Event of Default, including any “Event of Default” under the Interim DIP Order or Final DIP Order (as applicable);

(b)            receipt of any notice of any investigation by a Governmental Authority or any litigation or proceeding commenced or threatened against any Loan Party or any Subsidiary that (i) seeks damages in excess of $250,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party or any Subsidiary, (v) alleges the violation of, or seeks to impose remedies under, any Environmental Law or related Requirement of Law, or seeks to impose Environmental Liability, (vi) asserts liability on the part of any Loan Party or any Subsidiary in excess of $250,000 in respect of any tax, fee, assessment, or other governmental charge, (vii) involves any product recall, or (viii) if adversely determined could reasonably be expected to result in a Material Adverse Effect;

(c)            any Lien (other than Liens permitted under Section 6.02) or claim made or asserted against any of the Collateral;

(d)            any loss, damage, or destruction to the Collateral in the amount of $100,000 or more, whether or not covered by insurance;

(e)            [reserved];

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(f)            any default or event of default under any Material Indebtedness other than defaults arising solely as a result of the commencement of the Chapter 11 Cases or defaults for which the exercise of remedies is subject to the automatic stay under the Bankruptcy Code;

(g)            [reserved];

(h)            promptly upon an executive officer of the Borrower Representative or FHC becoming aware of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $100,000;

(i)            the receipt or delivery of any notice (including any notice of any breach or alleged breach) under any agency agreement, asset purchase agreement or other contract relating to any Permitted Sale Transaction or any Specified Store Closing Sale by any party thereto; and

(j)            the termination, discharge or resignation of the Consultant.

Each notice delivered under this Section must be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03          Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary to, (a) do or cause to be done all things necessary to (i) preserve, renew, and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses, and permits in each case material to the conduct of its business, and (ii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except with respect to (A) any single location where less than $100,000 of Inventory is located and (B) two or more locations where less than $500,000 of Inventory in the aggregate is located, provided that, the foregoing clause (a) will not prohibit any merger, consolidation, liquidation, or dissolution permitted under Section 6.03 or Section 6.05 and (b) carry on and conduct its business in substantially the same manner (as limited by Section 6.05(d) with respect to store liquidations) and in substantially the same fields of enterprise as it is presently conducted and other fields of enterprise reasonably related thereto.

Section 5.04           Payment of Obligations. Subject to the Financing Orders, and except as permitted under the Bankruptcy Code or where the exercise of remedies in respect thereof is subject to the automatic stay under the Bankruptcy Code, each Loan Party will, and will cause each Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including material Taxes, incurred after the Petition Date (but for the avoidance of doubt, Taxes incurred before the Petition Date which are required to be paid in accordance with the Financing Orders or any other order of the Bankruptcy Court shall be permitted to be paid), but subject to the Approved Budget (and the permitted variances provided for herein), except where: (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) the failure to make payment with respect thereto pending such contest (i) would not result in aggregate liabilities in excess of $250,000, other than liabilities owing to any trade creditor or landlord, unless such trade creditor or landlord commences an enforcement action (including, without limitation any lock out or other self-help remedies commenced by a Loan Party’s landlord) against a Loan Party in respect of such liabilities, and none of the Collateral would become subject to forfeiture or loss as a result of the contest, or (ii) could not reasonably be expected to result in a Material Adverse Effect; provided that, each Loan Party will, and will cause each Subsidiary to, remit withholding taxes and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.

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Section 5.05          Maintenance of Properties. Each Loan Party will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 5.06          Books and Records; Inspection Rights. Each Loan Party will, and will cause each Subsidiary to, (y) keep proper books of record and account in which full, true, and correct entries are made of all dealings and transactions in relation to its business and activities and (z) permit any representatives designated by the Agent or any Lender (including employees of the Agent, any Lender, or any consultants, accountants, lawyers, agents and appraisers retained by the Agent), upon reasonable prior notice and during business hours, to visit and inspect its properties, to conduct at such Loan Party’s premises, and at the times specified below, field examinations of such Loan Party’s assets, liabilities, books and records, including examining and making extracts from its books and records, and to discuss its affairs, finances, and condition with its officers and independent accountants, all at such reasonable times and as often (except with respect to field examinations as otherwise specified in this Section) as reasonably requested. Each Loan Party acknowledges that the Agent, after exercising its rights of inspection and examination, may prepare and distribute to the Lenders certain Reports pertaining to such Loan Party’s assets for internal use by the Agent and the Lenders (and may also distribute Reports to the Prepetition Agents and Prepetition Lenders). Notwithstanding any of the foregoing, the Agent will perform field examinations pursuant to this Section as follows:

(a)            The Agent may conduct one field examination during the term of this Agreement at the Loan Parties’ expense.

(b)            If any Event of Default is in existence, the Agent may conduct, at the Borrowers’ expense, any additional field examinations requested by the Agent at such time,

(c)            In addition to the foregoing, the Agent may have such additional field examinations conducted during any calendar year as it in its discretion deems necessary or appropriate at its own expense.

Section 5.07          Compliance with Laws and Material Contractual Obligations. Each Loan Party will, and will cause each Subsidiary to, (i) comply with (x) each Requirement of Law applicable to it or its property (including Environmental Laws) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or such compliance is stayed by the Chapter 11 Cases and (y) the Bankruptcy Code, the Bankruptcy Rules, the Financing Orders, and any other order of the Bankruptcy Court in all material respects, and (ii) subject to the foregoing clause (i)(y), except where the exercise of remedies in connection therewith is stayed by the Chapter 11 Cases and to the extent otherwise permitted hereunder, perform in all material respects its obligations under material agreements to which it is a party, except where failure to so perform could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions.

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Section 5.08           Use of Proceeds.

(a)            The proceeds of the Loans will be used only (i) to pay fees and expenses of the Agent and the Lenders under the Loan Documents and the Chapter 11 Cases, including reasonable and documented out of pocket fees of attorneys and other professional advisors of the Agent and the Lenders, including Greenberg Traurig, LLP, (ii) to pay fees and expenses of the Prepetition Agents and the Prepetition Lenders, including, reasonable and documented out of pocket fees of attorneys and other professional advisors of each Prepetition Agent and the Prepetition Lenders, including Greenberg Traurig, LLP, (iii) to make Adequate Protection Payments; (iv) to fund postpetition corporate and operating expenses of the Borrowers incurred in the ordinary course of business of the Borrowers (including purchases of Inventory), (v) to fund costs and expenses of administration of the Chapter 11 Cases, including payment of allowed fees of Professionals and funding of the Professional Fee Escrow Account, (vi) to pay transaction fees in connection with any asset sale, and (vii) to pay or prepay for items included in the Approved Budget; provided, that with respect to the foregoing clauses (iv) through (vii), the amounts and categories of any expenditures must be consistent with the Approved Budget (subject to Permitted Budget Variances); provided, further, notwithstanding the foregoing, the payment of the Prepetition Obligations, including principal, interest, fees, penalties or recoverable costs, due and payable in connection with each Prepetition Loan Document, with the proceeds of Collateral shall be made in accordance with Section 2.10 hereof and the Financing Orders. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U, and X or to make any acquisition.

(b)            No Borrower will request any Borrowing, and no Borrower will use, and each Borrower will provide that its Subsidiaries and its and their respective directors, officers, employees, and agents will not use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing, or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.09          Accuracy of Information. The Loan Parties will ensure that any information, including financial statements or other documents, furnished to the Agent or the Lenders in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information will be deemed to be a representation and warranty by the Borrowers on the date thereof as to the matters specified in this Section 5.09; provided that, with respect to projected financial information, the Loan Parties will only ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

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Section 5.10          Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including: loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders, upon reasonable request of the Agent, information in reasonable detail as to the insurance so maintained.

Section 5.11          Casualty and Condemnation. The Borrowers will (a) furnish to the Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards, or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 5.12          Appraisals. Each Borrower will provide the Agent with appraisals or updates thereof of such Borrower’s Inventory, from an appraiser selected and engaged by the Agent and prepared on a basis satisfactory to the Agent, such appraisals and updates to include information customary for appraisals of this type and as required by any applicable Requirement of Law. Notwithstanding any of the foregoing, the Agent will require an appraisal pursuant to this Section as follows:

(a)            The Agent may prepare one Inventory appraisal during the term of this Agreement at the Loan Parties’ expense.

(b)            If any Event of Default is in existence, the Agent may require, at the Borrowers’ expense, any Inventory appraisals requested by the Agent at such time.

(c)            In addition to the foregoing, the Agent may have such additional Inventory appraisals conducted during any calendar year as it in its discretion deems necessary or appropriate at its own expense.

Section 5.13          Depository Banks. Each Loan Party will maintain JPMCB as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business, other than (a) any bank accounts maintained at a depositary institution other than a Lender that are subject to a sweep into the Collection Account (as defined in the Security Agreement) for any amounts in excess of the amount specified in Section 4.14 of the Security Agreement and (b) the Excluded Deposit Accounts (as defined in the Security Agreement).

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Section 5.14          Additional Collateral; Further Assurances.

(a)            Subject to applicable Requirements of Law, each Loan Party will cause each Domestic Subsidiary that is a Wholly-Owned Subsidiary, formed or acquired after the date of this Agreement to become a Loan Party by executing a Joinder Agreement. In connection therewith, the Agent shall have received all documentation and other information regarding such newly formed or acquired Subsidiaries as may be required to comply with the applicable “know your customer” rules and regulations, including the USA Patriot Act. Upon execution and delivery thereof, each such Person (i) will automatically become a Loan Guarantor hereunder and thereupon will have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Agent, for the benefit of the Agent and the other Secured Parties, in any property of such Loan Party that constitutes Collateral.

(b)            Each Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries, excluding any Excluded Subsidiary, and (ii) 65.0% (or such greater percentage that, due to a change in applicable law after the Effective Date, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s U.S. parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by such Loan Party to be subject at all times to a perfected Lien in favor of the Agent, for the benefit of the Agent and the other Secured Parties, pursuant to the terms and conditions of the Loan Documents or other security documents as the Agent may reasonably request.

(c)            Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Agent such documents, agreements, and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), that may be required by any Requirement of Law or that the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Agent and all at the expense of the Loan Parties.

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(d)            If any material assets are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Borrower Representative will (i) notify the Agent and the Lenders thereof and, if requested by the Agent or the Required Lenders, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each applicable Loan Party to take, such actions as are necessary or reasonably requested by the Agent to grant and perfect such Liens, including actions described in Section 5.14(c), all at the expense of the Loan Parties.

Section 5.15          Bankruptcy Related Covenants. The Loan Parties shall comply with the following bankruptcy related milestones (the “Bankruptcy Milestones”) on or before the applicable dates or within the applicable periods set forth below (or, to the extent any Bankruptcy Milestone requires a court hearing, as soon as practicable thereafter based on scheduling availability of the Bankruptcy Court), which Bankruptcy Milestones may be extended in writing with the consent of the Required Lenders:

(a)            not later than the Petition Date, the Consultant shall have established and maintained a virtual data room populated with documents and information related to the Borrowers for access by potential bidders with respect to the sale of the Loan Parties’ assets who have signed confidentiality agreements, including: (i) a draft form of asset purchase agreement, and (ii) all other documents and information reasonably necessary for a potential bidder to formulate a binding and irrevocable Bid (as defined in the Bidding Procedures Motion) that is not contingent upon the completion of further diligence.

(b)            On or before the date that is one (1) day after the Petition Date, the Loan Parties shall have filed the following motions in the Chapter 11 Cases with the Bankruptcy Court, each in form and substance acceptable to the Agent:

(i)            a motion seeking approval of the Loan Documents and requesting entry of the Interim DIP Order and Final DIP Order;

(ii)           a motion (the “Bidding Procedures Motion”) requesting an order from the Bankruptcy Court approving bidding procedures relating to the Permitted Sale Transaction;

(iii)          a motion (the “Sale Order Motion”), which may be combined with the Bidding Procedures Motion, requesting an order from the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code authorizing the Loan Parties to consummate the Permitted Sale Transaction;

(iv)          a motion to approve assumption of the Consulting Agreement and commencement of the Specified Store Closing Sales (the “Assumption Motion”); and

(v)           such other customary “first day” motions permitting the payment by the Loan Parties of any prepetition amounts then due and owing, including, without limitation, the motion seeking approval of the Cash Management Order (collectively, the “First Day Orders”); and

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(c)           on or before the date that is five (5) days after the Petition Date, the Loan Parties shall have filed a motion, in form and substance reasonably acceptable to the Agent, seeking retention of the Consultant;

(d)           on or before the date that is three (3) Business Days after the Petition Date, the Interim DIP Order authorizing and approving this Agreement and the transactions contemplated hereby, including Adequate Protection, on an interim basis, shall have been entered by the Bankruptcy Court;

(e)           on or before the date that is ten (10) Business Days after the Petition Date, an order, in all respects reasonably satisfactory to the Agent and the Required Lenders, authorizing approval of the Assumption Motion shall have been entered by the Bankruptcy Court on an interim basis;

(f)            on or before January 4, 2021, the Loan Parties shall have entered into a “stalking horse” agreement for the Permitted Sale Transaction that provides for cash consideration in an amount sufficient for the Payment in Full of all Obligations and all Prepetition Obligations (the “Stalking Horse Bid”), which terms and conditions must be reasonably satisfactory to the Agent and Lenders, including with respect to the bidder’s termination rights, earnest money deposit, break-up fee and bid protections;

(g)           on or before the date that is thirty-five (35) days following the Petition Date, (i) an order approving the Bidding Procedures Motion (the “Bidding Procedures Order”), in all respects reasonably satisfactory to the Agent and the Required Lenders, shall have been entered by the Bankruptcy Court and which shall establish the deadline for the receipts of Qualified Bids (as defined in the Bidding Procedures Motion) of January 13, 2021 (or such later date as may be agreed by Agent) and which shall approve the Stalking Horse Bid and (ii) an order approving the Assumption Motion, reasonably satisfactory to the Agent and the Required Lenders, shall have been entered by the Bankruptcy Court;

(h)           on or before the date that is thirty-five (35) days following the Petition Date, the Final DIP Order, shall have been entered by the Bankruptcy Court;

(i)            on or before the date that is forty-three (43) days following the Petition Date, to the extent that one or more Qualified Bids (as defined in the Bidding Procedures Motion) have been received by the Loan Parties pursuant to the Bidding Procedures, the Loan Parties shall have conducted an auction to determine a winning bidder (the “Successful Bidder” ) for a Permitted Sale Transaction (the “Bankruptcy Auction”);

(j)            on or before the date that is forty-eight (48) days following the Petition Date, the Bankruptcy Court shall have convened and concluded a hearing to consider approval of a Permitted Sale Transaction to the Successful Bidder following the Bankruptcy Auction conducted under the Bidding Procedures Order and an order approving the Permitted Sale Transaction (the “Bankruptcy Sale Order”), reasonably satisfactory to the Required Lenders shall have been entered by the Bankruptcy Court, which Bankruptcy Sale Order shall approve a Permitted Sale Transaction to the Successful Bidder at any Bankruptcy Auction conducted under the Bidding Procedures Order;

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(k)            on or before the date that is forty-nine (49) days following the Petition Date, the closing of the Permitted Sale Transaction shall have occurred.

Section 5.16           Budget. The Loan Parties shall comply with the following:

(a)            The Approved Budget may be updated, modified or supplemented (with the consent and/or at the reasonable request of the Agent acting at the direction of the Required Lenders) from time to time. No such updated, modified or supplemented budget shall be effective until approved by the Required Lenders in their reasonable discretion; provided, that, to the extent so approved, such updated, modified or supplemented budget shall be deemed an Approved Budget. The Approved Budget shall be prepared in good faith based upon assumptions which the Borrowers believe to be reasonable at the time delivered to the Agents and shall be accompanied by such supporting documentation as reasonably requested by the Agent and Required Lenders.

(b)            No later than Noon (New York time) on Thursday of each calendar week (or the following day if such Thursday is not a Business Day each, a “Testing Date”), commencing on December 17, 2020, the Loan Parties shall provide the Agent and Lenders with a report setting forth, in reasonable detail, the Loan Parties’ actual financial results for the preceding weekly period (Sunday through Saturday) against the Loan Parties’ projected performance for such period as set forth in the Approved Budget, prepared on a line item basis for such weekly period and the cumulative period from the commencement of the Approved Budget through the week then ended, together with a narrative report describing in reasonable detail any negative variance of more than ten percent (10%) between the Loan Parties’ actual results and the Loan Parties’ projected results as set forth in the Approved Budget (each, a “Variance Report”). Notwithstanding anything to the contrary, the Variance Report shall show all variances, including the Permitted Budget Variances, on a line item basis.

(c)            For each Testing Date, (i) the Loan Parties’ actual cumulative net sales shall not be less than 85% of the cumulative “Net Sales” line item set forth in the Approved Budget, and (ii) the Loan Parties’ cumulative net cash flow from operations shall not be more than $7,500,000 less than the cumulative “Net Cash Flow From Operations” line item in the Approved Budget, in each case, determined for the period from the Petition Date through the Saturday immediately preceding the applicable Testing Date (such variances, the “Permitted Budget Variances”).

(d)            Compliance with the Approved Budget, and the Permitted Budget Variances, shall be tested on each Testing Date for the period ending the prior Saturday, commencing on December 17, 2020, which shall cover through the week ending December 12, 2020, on a cumulative basis for the period from the Petition Date through each applicable Testing Date, until such time as all Prepetition Obligations and Secured Obligations have been Paid in Full.

Section 5.17          Debtor-In-Possession Obligations. Each Loan Party shall comply in all material respects and in a timely manner with its obligations and responsibilities as a debtor-in-possession under the Bankruptcy Code and the Bankruptcy Rules, and the Financing Orders.

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Section 5.18           Retention of Consultant; Communications.

(a)            Until such time as all Prepetition Obligations and all Secured Obligations have been Paid in Full (or cash collateralized in accordance with the terms hereof), the Loan Parties shall, subject to Bankruptcy Court approval to be obtained not later than the date that is thirty-five (35) days following the Petition Date, continue to retain the Consultant to assist the Loan Parties with, among other things: (i) identifying and consummating a Permitted Sale Transaction, (ii) preparing the Approved Budget, Variance Reports, and the other financial and Collateral reporting required to be delivered to the Agent and Lenders pursuant to this Agreement, and (iii) reviewing all requests for Borrowings and all disbursements by the Loan Parties for compliance with the Approved Budget (subject to Permitted Budget Variances).

(b)            Each Loan Party authorizes the Agent and the Lenders to communicate directly with the independent certified public accountants, appraisers, financial advisors, investment bankers and consultants (including the Consultant) engaged from time to time by the Loan Parties, and authorizes and shall instruct such Persons to communicate with the Agent and the Lenders with respect to information relating to the business, results of operations, prospects and financial condition of each Loan Party. The Loan Parties and their representatives will cooperate fully with the Consultant and any Lender Group Consultant, if any, and hereby represent, warrant, covenant and agree that: (i) the Consultant and any Lender Group Consultant shall be granted full and complete access to the Loan Parties’ books and records, (ii) the Agent and the Lenders are authorized to communicate directly with the Consultant and, conversely, the Consultant is authorized to communicate directly with the Agent and the Lenders, regarding all matters related to the services to be rendered by the Consultant to any Loan Party, including to discuss all financial reports, business information, findings and recommendations of the Consultant, and (iii) the Consultant is authorized to provide the Agent and the Lenders with all reports and other information (including all marketing materials and indications of interest) prepared or reviewed by the Consultant.

(c)            Each Loan Party acknowledges that the Agent and Lenders shall be permitted to engage such outside consultants and advisors (each, a “Lender Group Consultant”), for the sole benefit of the Agent and the Lenders, as the Agent (including at the direction of the Required Lenders) may determine to be necessary or appropriate, each in its sole discretion. Each Loan Party covenants and agrees that (i) such Loan Party shall provide its complete cooperation with any Lender Group Consultant (including providing unfettered access to such Loan Party’s business, books and records and senior management); (ii) all costs and expenses of any such Lender Group Consultant shall be expenses required to be paid by the Loan Parties; and (iii) all reports, determinations and other written and verbal information provided by any Lender Group Consultant shall be confidential and no Loan Party shall be entitled to have access to same.

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ARTICLE 6

Negative Covenants

Until such time as all Prepetition Obligations and all Secured Obligations have been Paid In Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

Section 6.01            Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume, or suffer to exist any Indebtedness, except:

(a)            the Secured Obligations and the Prepetition Obligations;

(b)            Indebtedness existing on the date hereof and set forth in Schedule 6.01;

(c)            Indebtedness of any Borrower to any Subsidiary and of any Subsidiary to any Borrower or any other Subsidiary, provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to any Borrower or any other Loan Party shall be permitted solely to the extent consistent with the Approved Budget and/ or the Cash Management Order and the limitations set forth in Section 6.04 and (ii) Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party will be subordinated to the Secured Obligations and Prepetition Obligations on terms reasonably satisfactory to the Agent;

(d)            Guarantees by any Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of any Borrower or any other Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by any Borrower or any other Loan Party of Indebtedness of any Subsidiary that is not a Loan Party will be subject to Section 6.04, and (iii) Guarantees permitted under this clause (d) will be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(e)            [reserved];

(f)            [reserved];

(g)            Indebtedness owed to (including obligations in respect of letters of credit, bank guarantees, and similar instruments for the benefit of) any Person providing workers’ compensation, health, disability, or other employee benefits or property, casualty, or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business in accordance with the Approved Budget and/or the Cash Management Order;

(h)            Indebtedness of any Loan Party in respect of performance bonds, completion bonds, bid bonds, appeal bonds, surety bonds, and similar obligations, in each case provided in the ordinary course of business and in accordance with the Approved Budget and/or the Cash Management Order;

(i)            [reserved];

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(j)            Indebtedness incurred in connection with the rejection of leases and executory contracts in the Chapter 11 Cases;

(k)            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft, or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business, provided that, subject to an order of the Bankruptcy Court authorizing the payment of such Indebtedness, (i) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of its incurrence, and (ii) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(l)            indemnification, adjustment of purchase or acquisition price, or similar obligations, in each case, incurred or assumed in connection with a Permitted Sale Transaction; and

(m)          unsecured Indebtedness consisting of the financing of insurance premiums in the ordinary course of business and not constituting an obligation for money borrowed in accordance with the Approved Budget and/or the Cash Management Order.

Notwithstanding any of the foregoing, no Indebtedness permitted under this Section 6.01 shall be permitted to have an administrative expense claim status under the Bankruptcy Code senior to or pari passu with the superpriority administrative expense claims of (i) the Agent and the Lenders and (ii) the Adequate Protection Superpriority Claims of the Prepetition Agents and the Prepetition Lenders, in each case, as set forth herein and in the applicable Financing Order.

Section 6.02          Liens. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume, or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Credit Card Accounts) or rights in respect of any thereof, except:

(a)            Liens of the Agent and the Prepetition Agents granted by the Financing Orders or created pursuant to any Loan Document or Prepetition Loan Document;

(b)           Permitted Encumbrances;

(c)           any Lien on any property or asset of any Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien does not apply to any other property or asset of such Borrower or Subsidiary or any other Borrower or Subsidiary and (ii) such Lien secures only those obligations that it secures on the date hereof, and extensions, renewals, and replacements thereof that do not increase the outstanding principal amount thereof;

(d)           [reserved];

(e)           [reserved];

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(f)            Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(g)           [reserved];

(h)           [reserved];

(i)            [reserved];

(j)            Liens existing on any property or asset (other than Accounts and Inventory) arising under a transaction that constituted an operating lease under GAAP but that was subsequently reclassified as a capital lease because of a change in GAAP requiring such reclassification; and

(k)            Liens on any property of a Loan Party securing any of their Indebtedness or their other liabilities; provided that (i) such Liens do not attach to Accounts or Inventory, (ii) all property subject to any such Liens does not have an aggregate value of more than $250,000 at any time, (iii) the aggregate outstanding principal amount of all such Indebtedness and other liabilities secured by any such Liens does not exceed $250,000 at any time, and (iv) such Liens are subordinated to the Liens securing the Secured Obligations and Prepetition Obligations on terms reasonably satisfactory to the Agent.

Notwithstanding the foregoing, (i) none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (1) Credit Card Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrances and clause (a) preceding and (2) Inventory, other than those permitted under clause (a) and clause (b) of the definition of Permitted Encumbrances and clause (a) preceding, and (ii) Liens permitted under this Section 6.02 other than the Liens shall at all times be junior and subordinate to the Liens under the Loan Documents and the applicable Financing Order securing the Obligations, other than Permitted Prior Liens. The prohibition provided for in this Section 6.02 specifically includes any effort by any Loan Party, any official committee in any of the Chapter 11 Cases or any other party in interest in the Chapter 11 Cases, as applicable, to prime or create pari passu to any claims, Liens or interests of (x) the Agent and the Lenders or (y) for so long as the Prepetition Obligations have not been Paid in Full, the Prepetition Agents and the Prepetition Lenders, any Lien, in each case, other than as set forth in the applicable Financing Order and irrespective of whether such claims, Liens or interests may be “adequately protected.”

Section 6.03           Fundamental Changes.

(a)            No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, other than liquidating pursuant to any Specified Store Closing Sales and a Permitted Sale Transaction.

(b)            No Loan Party will, nor will it permit any Subsidiary to, engage in any business other than businesses of the type conducted by the Loan Parties on the date hereof and businesses reasonably related thereto.

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(c)            No Loan Party will, nor will it permit any Subsidiary to, consummate a Division as the Dividing Person, without the prior written consent of the Agent. Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of Agent as required above), each Division Successor shall be required to comply with the obligations set forth in Section 5.14 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents.

(d)            No Loan Party will, nor will it permit any Subsidiary to, change its Fiscal Year from the basis in effect on the Effective Date unless such change is necessary to conform the fiscal year of a Subsidiary to the Fiscal Year of FHC.

(e)            No Loan Party will change the accounting basis upon which its financial statements are prepared.

Section 6.04            Investments, Loans, Advances, Guarantees, and Acquisitions. No Loan Party will, nor will it permit any Subsidiary to, form any subsidiary after the Effective Date, or purchase, hold, or acquire (including pursuant to any merger with any Person that was not a Loan Party and a Wholly-Owned Subsidiary prior to such merger) any evidences of Indebtedness or Equity Interests or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger, or otherwise), except:

(a)            Permitted Investments, subject to a perfected security interest in favor of the Agent for the benefit of the Secured Parties;

(b)            investments in existence on the date hereof and described in Schedule 6.04;

(c)            to the extent permitted by the Cash Management Order, intercompany cash transfers between and amongst the Loan Parties;

(d)            [reserved];

(e)            Guarantees constituting Indebtedness permitted by Section 6.01;

(f)            loans or advances made by a Loan Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs, and similar purposes up to a maximum of $50,000 in the aggregate at any one time outstanding;

(g)            [reserved];

(h)            [reserved];

(i)            investments received in connection with the disposition of assets permitted by Section 6.05; and

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(j)            investments constituting deposits described in clause (c) and clause (d) of the definition of the term “Permitted Encumbrances”.

Section 6.05          Asset Sales. No Loan Party will, nor will it permit any Subsidiary to, sell, transfer, lease, or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary, except:

(a)            sales, transfers, and dispositions of (i) Inventory in the ordinary course of business, and (ii) used, obsolete, worn out, or surplus equipment or property in the ordinary course of business;

(b)            dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary, so long as the proceeds are applied in accordance with Section 2.11;

(c)            non-exclusive licenses of Intellectual Property in the ordinary course of business;

(d)            sales of Inventory, equipment, intellectual property or other goods and assets related thereto pursuant to any Specified Store Closing Sales or a Permitted Sale Transaction;

(e)            to the extent permitted by the Approved Budget and/or the Cash Management Order, sales, transfers, and dispositions of assets between and amongst the Loan Parties;

(f)            sales, transfers, and dispositions of Accounts that are not Credit Card Accounts in connection with the compromise, settlement, or collection thereof; and

(g)            expenditures of cash as permitted under the Approved Budget (subject to Permitted Budget Variances) and the Financing Orders.

Section 6.06          Sale and Leaseback Transaction. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it sells or transfers any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”).

Section 6.07          Swap Agreements. No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement.

Section 6.08          Restricted Payments; Certain Payments of Indebtedness.

(a)            No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, other than Restricted Payments by a Subsidiary to a Loan Party or by a Loan Party to another Loan Party.

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(b)            Other than pursuant to an order of the Bankruptcy Court (including any Financing Order) and in accordance with the Approved Budget, no Loan Party will, nor will it permit any Subsidiary to prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, except (i) payments in respect of the Obligations and the Prepetition Obligations (as provided herein and the Financing Orders), (ii) as long as no Event of Default then exists, regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Indebtedness permitted under Section 6.01 and made in accordance with the Approved Budget, and (iii) any payments in respect of accrued payroll and related expenses as of the commencement of the Chapter 11 Cases in accordance with the Approved Budget.

(c)            Except for the Prepetition Obligations and otherwise pursuant to the Approved Budget, and pursuant to an order of the Bankruptcy Court (including any Financing Order) after notice and a hearing, no Loan Party shall make any payment or transfer with respect to any Lien or Indebtedness incurred or arising prior to the Petition Date that is subject to the automatic stay provisions of the Bankruptcy Code whether by way of “adequate protection” (whether payment in cash or transfer of property) with respect to any such Indebtedness which is secured by a Lien under the Bankruptcy Code or otherwise.

Section 6.09          Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, sell, lease, or otherwise transfer any property or assets to, or purchase, lease, or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)            transactions that are at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided that this clause (a) will not limit the indemnification of directors of any Loan Party or any Subsidiary in accordance with customary practice;

(b)            transactions between or among any Loan Parties not involving any other Affiliate;

(c)            any transaction permitted by Section 6.04(c) and loans or advances to employees of any Loan Party or any of Subsidiary in accordance with Section 6.04(f);

(d)            any Indebtedness permitted under Section 6.01(b), Section 6.01(c), Section 6.01(d) and Section 6.01(l);

(e)            loans or advances to employees permitted under Section 6.04;

(f)            the payment of reasonable fees and indemnities in accordance with the Approved Budget to any direct or indirect parent of a Loan Party and directors, officers, and employees of any Loan Party or Subsidiary and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers, or employees of the Loan Parties and their Subsidiaries in the ordinary course of business

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(g)            [reserved]; and

(h)            in accordance with the Approved Budget (subject to Permitted Budget Variances) and to the extent authorized pursuant to an order of the Bankruptcy Court, any reasonable employee compensation, benefit plan, or arrangement, any reasonable health, disability, or similar insurance plan that covers employees, and any reasonable employment contract and transactions pursuant thereto.

Section 6.10          Restrictive Agreements. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur, or permit to exist any agreement or other arrangement that prohibits, restricts, or imposes any condition upon:

(a)            the ability of such Loan Party or any Subsidiary to create, incur, or permit to exist any Lien upon any of its property or assets; or

(b)            the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Borrower or any other Subsidiary or to Guarantee Indebtedness of any Borrower or any other Subsidiary;

provided that (i) the foregoing will not apply to (A) restrictions and conditions imposed by any Requirement of Law, by any Loan Document or by the Prepetition Loan Documents, (B) [reserved], (C) customary restrictions and conditions contained in agreements relating to any Permitted Sale Transaction, (D) [reserved], (E) [reserved], and (F) [reserved], and (ii) clause (a) preceding will not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets (excluding Accounts and Inventory) securing such Indebtedness, (B) customary provisions in leases with respect to the leased property or restricting the assignment of such lease, (C) customary provisions in licenses of intellectual property with respect to such intellectual property, (D) customary provisions in any other agreement entered into in the ordinary course of business that restricts the assignment of such agreement, (E) customary restrictions and conditions contained in any agreement relating to the sale of any asset permitted under Section 6.05 pending the consummation of such sale, (F) customary restrictions and conditions contained in the document relating to any Lien, so long as (y) such Lien is permitted under Section 6.02 and such restrictions or conditions relate only to the specific asset subject to such Lien and (z) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.10.

Section 6.11          Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify, or waive any of its rights under (a) any agreement relating to any Material Indebtedness, (b) its charter, articles, or certificate of incorporation or organization, by-laws, operating, management or partnership agreement, or other organizational or governing documents, in each case to the extent any such amendment, modification, or waiver would materially and adversely affect the interests of any Secured Party under the Loan Documents or in the Collateral, or (c) the Prepetition Loan Documents.

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Section 6.12          Store Openings or Closings. Except for the closing of Stores in connection with a Permitted Sale Transaction or the Specified Store Closing Sales, no Loan Party will commit to, or open or close any Store or any other location where the Loan Parties maintain or store any Collateral without the Agent’s prior written consent (such consent not to be unreasonably withheld or delayed).

Section 6.13          Financing Orders. Notwithstanding anything to the contrary herein, no Loan Party shall use any portion or proceeds of the Loans or the Collateral, or disbursements set forth in the Approved Budget, for payments or purposes that would violate the terms of Paragraphs 6 (Use of Prepetition Collateral (including Cash Collateral)), 14 (Carve-Out), and 15 (Limitation on Use of Proceeds) of the Interim DIP Order, and the corresponding paragraph of the Final DIP Order.

Section 6.14          Reclamation Claims. No Loan Party shall enter into any agreement to return any of its Inventory to any of its creditors for application against any prepetition Indebtedness, prepetition trade payables or other prepetition claims under Section 546(c) of the Bankruptcy Code or allow any creditor to take any setoff or recoupment against any of its prepetition Indebtedness, prepetition trade payables or other prepetition claims based upon any such return pursuant to Section 553(b)(1) of the Bankruptcy Code or otherwise if, after giving effect to any such agreement, setoff or recoupment, the aggregate amount applied to prepetition Indebtedness, prepetition trade payables and other prepetition claims subject to all such agreements, setoffs and recoupments since the Petition Date would exceed $100,000.

Section 6.15          Insolvency Proceeding Claims. No Loan Party shall incur, create, assume, suffer to exist or permit any other superpriority administrative claim which is pari passu with or senior to the claims of the Agent and the Lenders and the claims of the Prepetition Agents and Prepetition Lenders against any of the Loan Parties, except as expressly set forth in the applicable Financing Order.

Section 6.16          Bankruptcy Actions. No Loan Party shall seek, consent to, or permit to exist, without the prior written consent of the Agent, any order granting authority to take any action that is prohibited by the terms of this Agreement, the Financing Orders or the other Loan Documents or refrain from taking any action that is required to be taken by the terms of this Agreement, the Financing Orders or any of the other Loan Documents. Without limiting the foregoing, no Loan Party shall seek, consent to, or permit to exist any of the following without the Agent’s prior written consent:

(a)            Any order which authorizes the rejection or assumption of any Leases of any Loan Party;

(b)           Any modification, stay, vacation or amendment to the Financing Orders;

(c)           A priority claim or administrative expense or unsecured claim against any Loan Party (now existing or hereafter arising or any kind or nature whatsoever, including any administrative expense of the kind specified in Sections 105, 326, 328, 330, 331, 364(c), 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), 726 or 1114 of the Bankruptcy Code) equal or superior to the priority claim of the Agent and the Lenders in respect of the Obligations and the priority of claims of the Prepetition Agents and Prepetition Lenders in respect of Prepetition Obligations, except as expressly set forth in the applicable Financing Order;

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(d)            Any Lien on any Collateral having a priority equal or superior to the Liens securing the Obligations or the Prepetition Obligations, including Adequate Protection Liens, except as expressly set forth in the applicable Financing Order; or

(e)            Any order which authorizes the return of any of the Loan Parties’ property having a value in excess of $100,000, pursuant to Section 546(h) of the Bankruptcy Code.

Section 6.17           Professional Fee Escrow Account. Until all of the Prepetition Obligations and the Secured Obligations have been paid in full, and all Commitments hereunder have terminated, pay the fees and expenses of any Professionals from any source other than the Professional Fee Escrow Account. Notwithstanding anything to the contrary contained in this Agreement, any other Loan Documents or the Approved Budget, as applicable, none of the Credit Parties shall be responsible for funding into the Professional Fee Escrow Account any fees and expenses of the Professionals or any “success” or similar fees payable to the Loan Parties’ investment banker or any other party except (i) prior to the delivery a Carve-Out Trigger Notice, amounts set forth in the “Total Professional Fee Carve-Out” line item in the Approved Budget, and (ii) following the delivery of a Carve-Out Trigger Notice, the Post-Trigger Notice Carve-Out Amount.

Section 6.18           Subrogation. No Loan Party shall assert any right of subrogation or contribution or any claim for marshalling against any other Loan Party.

ARTICLE 7

Events of Default

Notwithstanding the provisions of Section 362 of the Bankruptcy Code, and without notice, application or motion, hearing before, or order of the Bankruptcy Court or any notice to any Loan Party, if any of the following events (“Events of Default”) occur:

(a)            the Borrowers or any other Loan Party fail to pay when and as required to be paid herein, (i) any amount of principal of any Loan (or to deposit any funds as cash collateral in respect of any of the Prepetition Obligations), or (ii) any interest on any Loan or any Prepetition Obligation, or any fee due hereunder or any other Loan Document, or (iii) any other amount payable hereunder or under the Interim DIP Order, the Final DIP Order (when entered by the Bankruptcy Court) or any other Loan Document, or (iv) the Adequate Protection Payments;

(b)            [reserved];

(c)            any representation or warranty made or deemed made by or on behalf of any Loan Party in this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement, or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder (including any Variance Report, Borrowing Base Certificate or Compliance Certificate), proves to have been materially incorrect when made or deemed made;

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(d)            any Loan Party fails to observe or perform any covenant, condition, or agreement contained in Section 5.01(g), Section 5.02(a), Section 5.03 (with respect to a Loan Party’s existence), or Section 5.08, Section 5.15, Section 5.16, Section 5.17, in Article 6 or in any Financing Order;

(e)            any Loan Party fails to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of 10 days after the earlier of a Responsible Officer’s knowledge of such breach or notice thereof from the Agent (which notice will be given at the request of any Lender);

(f)            any Loan Party or Subsidiary fails to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness incurred postpetition or for which the exercise of remedies is not stayed, excused or prohibited under the Bankruptcy Code, when and as the same becomes due and payable and after giving effect to any applicable grace period with respect thereto;

(g)            any (i) “Event of Default” (as defined in the Prepetition Revolving Agreement or Prepetition Term Agreement) occurs under the Prepetition Loan Documents, other than the Prepetition Events and Circumstances, or (ii) any event or condition occurs that results in any Material Indebtedness incurred postpetition or for which the exercise of remedies is not stayed under the Bankruptcy Code becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods, if any, having expired) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption, or defeasance thereof, prior to its scheduled maturity;

(h)            [reserved];

(i)             [reserved];

(j)             [reserved];

(k)            (i) one or more judgments for the payment of money in an aggregate amount in excess of $250,000 are rendered against any Loan Party, any Subsidiary or any combination thereof postpetition or for which the execution is not stayed under the Bankruptcy Code and the same remain undischarged for a period of 30 consecutive days during which execution is not effectively stayed, or any action is legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or Subsidiary to enforce any such judgment or (ii) any Loan Party or Subsidiary fails within 30 days to discharge one or more non-monetary judgments or orders that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

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(l)            an ERISA Event occurs that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding (i) $250,000 in any year or (ii) $250,000 for all periods, in each case, for which the exercise of remedies is not stayed under the Bankruptcy Code;

(m)           [reserved];

(n)            [reserved];

(o)            the Loan Guaranty or any Obligation Guaranty fails to remain in full force or effect or any action is taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty or any Obligation Guaranty, or any Guarantor fails to comply with any of the terms or provisions of the Loan Guaranty or any Obligation Guaranty to which it is a party, or any Guarantor denies that it has any further liability under the Loan Guaranty or any Obligation Guaranty to which it is a party, or gives notice to such effect, including, but not limited to notice of termination delivered pursuant to Section 10.08 or any notice of termination delivered pursuant to the terms of any Obligation Guaranty;

(p)            except as specifically permitted by the terms of this Agreement or any Collateral Document, (i) any Collateral Document for any reason fails to create a valid security interest in Accounts, Inventory, or any other material portion of the other Collateral purported to be covered thereby or (ii) any Lien securing any Secured Obligation ceases to be a perfected, first-priority Lien;

(q)            any Collateral Document fails to remain in full force or effect or any action is taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document;

(r)            any material provision of any Loan Document or any Prepetition Loan Document for any reason ceases to be valid, binding, and enforceable in accordance with its terms (or any Loan Party or other party to the foregoing challenges the enforceability of any Loan Document or the Prepetition Loan Documents or asserts in writing, or engages in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents or the Prepetition Loan Documents has ceased to be or otherwise is not valid, binding, and enforceable in accordance with its terms), subject to the terms of the Financing Orders and applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(s)            any Loan Party is criminally indicted or convicted under any law that may reasonably be expected to lead to a forfeiture of (i) any property constituting Inventory or Credit Card Accounts of such Loan Party or (ii) any other property of such Loan Party having a fair market value in excess of $100,000;

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(t)            the occurrence of any of the following in the Chapter 11 Cases:

(i)            the bringing of a motion or the filing of any plan of reorganization or disclosure statement attendant thereto by any of the Loan Parties or any Subsidiary, or the entry of an order of the Bankruptcy Court, unless the Obligations and Prepetition Obligations are required to be Paid in Full concurrently with, and as a condition of, the closing of the transactions that are contemplated by the subject motion or order or confirmation of such plan of reorganization: (A) to obtain additional financing under Section 364(c) or Section 364(d) of the Bankruptcy Code not otherwise permitted pursuant to this Agreement; (B) to grant any Lien having any priority over, or being pari passu with, the Liens securing the Obligations; (C) except as provided in the Interim DIP Order or Final DIP Order, as the case may be, to use cash collateral of the Agent and the other Secured Parties or the Prepetition Agents and Prepetition Lenders under Section 363(c) of the Bankruptcy Code without the prior written consent of the Agent and Prepetition Agents; or (D) any other action or actions materially adverse to (x) the Agent and Lenders, as a whole, or their rights and remedies hereunder, under any other Loan Documents, or their interest in the Collateral or (y) Prepetition Agents and Prepetition Lenders, as a whole, or their rights under the Prepetition Revolving Credit Agreement, the Prepetition Term Agreement or any other Prepetition Loan Documents or their interest in the Collateral (as defined in the respective Prepetition Loan Documents), in each case, except contesting, during the Remedies Notice Period, whether an Event of Default has occurred; or

(ii)           (A) the filing of any plan of reorganization or disclosure statement attendant thereto, or any direct or indirect amendment to such plan or disclosure statement, by a Loan Party that does not propose to indefeasibly Pay in Full in cash the Obligations under this Agreement and the Prepetition Obligations under the Prepetition Loan Documents, (B) the entry of any order terminating any Loan Party’s exclusive right to file a plan of reorganization, or (C) the expiration of any Loan Party’s exclusive right to file a plan of reorganization; or

(iii)          the entry of an order in any of the Chapter 11 Cases confirming a plan of reorganization that (A) does not contain a provision for termination of the Commitments and indefeasible repayment in full in cash of all of the Obligations under this Agreement and the Prepetition Obligations under the Prepetition Loan Documents on or before the effective date of such plan or plans, or (B) is not reasonably acceptable to the Required Lenders; or

(iv)          the entry of an order amending, supplementing, staying, vacating or otherwise modifying the Loan Documents or the Interim DIP Order or the Final DIP Order without the written consent of the Required Lenders or the filing of a motion by the Loan Parties or its Affiliates for reconsideration with respect to the Interim DIP Order or the Final DIP Order, or the Interim DIP Order or the Final DIP Order shall otherwise not be in full force and effect without the prior written consent of the Agent and the Required Lenders in their sole discretion; or

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(v)          the payment of, or application for authority to pay, any prepetition claim without Required Lenders’ prior written consent unless in accordance with the Approved Budget and pursuant to an order of the Bankruptcy Court; or

(vi)          the allowance of any claim or claims under Section 506(c) of the Bankruptcy Code or otherwise against the Agent, any Lender or any of the Collateral or against any Prepetition Agent, any Prepetition Lender or any Collateral (as defined in the Prepetition Credit Agreement); or

(vii)         (A) the appointment of an interim or permanent trustee in any of the Chapter 11 Cases or the appointment of a receiver or an examiner in any of the Chapter 11 Cases with expanded powers to operate or manage the financial affairs, the business, or reorganization of the Loan Parties; or (B) other than a Permitted Sale Transaction, the sale without the Required Lenders’ consent of all or substantially all of the Loan Parties’ assets either through a sale under Section 363 of the Bankruptcy Code, through a confirmed plan of reorganization in the Chapter 11 Cases or otherwise that does not result in payment in full in cash of all of the Obligations under this Agreement and all Prepetition Obligations at the closing of such sale or initial payment of the purchase price or effectiveness of such plan, as applicable; or

(viii)       the dismissal of any Chapter 11 Case, or the conversion of any Chapter 11 Case from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code or any Loan Party shall file a motion or other pleading seeking the dismissal of the Chapter 11 Cases under Section 1112 of the Bankruptcy Code or otherwise or the conversion of the Chapter 11 Cases to Chapter 7 of the Bankruptcy Code; or

(ix)          any Loan Party shall file a motion seeking, or the Bankruptcy Court shall enter an order granting, relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (A) to allow any creditor (other than the Agent) to execute upon or enforce a Lien on any Collateral having a value in excess of $100,000 not approved by the Agent, (B) in connection with approving any settlement or other stipulation not approved by the Agent with any secured creditor of any Loan Party providing for payments prior to the effectiveness of a chapter 11 plan as adequate protection or otherwise to such secured creditor to the extent not provided in the Approved Budget, (C) with respect to any Lien on or the granting of any Lien on any Collateral having a value in excess of $100,000 not approved by the Agent to any federal, state or local environmental or regulatory agency or authority, which in either case involves a claim that would have a Material Adverse Effect on the Loan Parties or their estates (taken as a whole) or more or (D) that would have a Material Adverse Effect on the Loan Parties or their estates (taken as a whole); or

(x)          the commencement of a suit or an action (but not including a motion for standing to commence a suit or an action) against either the Agent or any Lender and, as to any suit or action brought by any Person other than a Loan Party or a Subsidiary, officer or employee of a Loan Party, the continuation thereof without dismissal for five (5) Business Days after service thereof on either the Agent or such Lender, that asserts or seeks, or the entry of an order granting, a claim or any legal or equitable remedy that would have the effect of invalidating, subordinating or challenging any or all of the Obligations or Liens of the Agent or any Lender under the Loan Documents to any other claim, or the collectability of all or any portion of the Obligations; or

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(xi)          the entry of an order in the Chapter 11 Cases avoiding or permitting recovery of any portion of the payments made on account of the Obligations owing under this Agreement or the other Loan Documents or the Prepetition Obligations owing under the Prepetition Loan Documents; or

(xii)         the failure of any Loan Party or any Subsidiary to perform any of its material obligations under, or the occurrence of an event of default under or as defined in, the Interim DIP Order, the Final DIP Order, or any order of the Bankruptcy Court approving any plan of reorganization, sale of all or substantially all assets under Section 363 of the Bankruptcy Code, or any Specified Store Closing Sales, or to perform in any material respect its material obligations under the Bidding Procedures Order; or

(xiii)        the existence of any claims or charges, or the entry of any order of the Bankruptcy Court authorizing any claims or charges, other than in respect of this Agreement and the other Loan Documents, or as otherwise permitted under the applicable Loan Documents or permitted under the Financing Orders, entitled to superpriority administrative expense claim status in any Chapter 11 Case pursuant to Section 364(c)(1) of the Bankruptcy Code pari passu with or senior to the claims of the Agent and the Secured Parties under this Agreement and the other Loan Documents, or there shall arise or be granted by the Bankruptcy Court (A) any claim having priority over any or all administrative expenses of the kind specified in clause (b) of Section 503 or clause (b) of Section 507 of the Bankruptcy Code or (B) any Lien on the Collateral having a priority senior to or pari passu with the Liens and security interests granted herein, except, in each case, as expressly provided in the Loan Documents or in the Financing Orders then in effect (but only in the event specifically consented to by the Agent), whichever is in effect; or

(xiv)        the Financing Orders shall have been reversed, modified, amended, stayed, vacated, or subject to stay pending appeal, in the case of modification or amendment, without prior written consent of Agent; or

(xv)         other than the Interim DIP Order, an order in the Chapter 11 Cases shall be entered limiting the extension under Section 552(b) of the Bankruptcy Code of the Liens of any Prepetition Agent on the Collateral to any proceeds, products, offspring, or profits of the Collateral acquired by any Loan Party after the Petition Date; or

(xvi)        [reserved]; or

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(xvii)        if, unless otherwise approved by the Agent, an order of the Bankruptcy Court shall be entered providing for a change of venue with respect to any of the Chapter 11 Cases and such order shall not be reversed or vacated within ten (10) days; or

(xviii)       any Loan Party or any Subsidiary thereof shall take any action in support of any matter set forth in this clause (t) or any other Person shall do so and such application is not contested in good faith by the Loan Parties and the relief requested is granted in an order that is not stayed pending appeal;

(xix)         failure to comply with any of the Bankruptcy Milestones; or

(xx)          If (i) the Adequate Protection Liens are subordinated to or made pari passu with any other lien or security interest under sections 361, 363, or 364 of the Bankruptcy Code or otherwise, except for the Carve-Out, the Obligations, the Liens, the DIP Superpriority Claims (as defined in the Financing Orders) and Permitted Prior Liens (as defined in the Financing Orders), (ii) any of the Obligations, Liens, or DIP Superpriority Claims (as defined in the Financing Orders) are subordinated to or made pari passu with any other lien or security interest under sections 361, 363, or 364 of the Bankruptcy Code or otherwise, except for the Carve-Out and Permitted Prior Liens (as defined in the Financing Orders), or (iii) if any of the Loan Parties bring a motion seeking any of the relief described in the preceding subclauses (i) and (ii), then, and in every such event, and at any time thereafter during the continuance of such event, subject to the Financing Orders and the terms thereof (including the Remedies Notice Period) and notwithstanding the provisions of Section 362 of the Bankruptcy Code, and without notice, application or motion, hearing before, or order of the Bankruptcy Court, the Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take any of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitments shall terminate immediately, but without affecting the Agent’s Liens or the Obligations, (ii) declare the Loans then outstanding to be due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties, (iii) declare that the application of the Carve-Out has occurred through the delivery of a Carve-Out Trigger Notice to the Borrower Representative, (iv) subject to the Remedies Notice Period, direct any or all of the Loan Parties to sell or otherwise dispose of any or all of the Collateral on terms and conditions acceptable to the Agent pursuant to Section 363, Section 365 and other applicable provisions of the Bankruptcy Code (and, without limiting the foregoing, direct any Loan Party to assume and assign any lease or executory contract included in the Collateral to the Agent’s designees in accordance with and subject to Section 365 of the Bankruptcy Code); and/or (v) subject to the Remedies Notice Period, (A) exercise on behalf of itself and the Secured Parties all rights and remedies available to it and the Secured Parties under the Loan Documents or applicable law or (B) take any and all actions described in the Financing Orders, including those actions specified in the Orders after the occurrence of any Event of Default. During the existence of an Event of Default, the Agent may, and at the request of the Required Lenders will, increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE 8

The Agent

Section 8.01          Appointment. Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the U.S., each of the Lenders hereby grants to the Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s behalf. Without limiting the generality of the foregoing, each Lender hereby authorizes the Agent to consent, on behalf of each Lender, to the Interim DIP Order and the Final DIP Order, each to be negotiated between the Loan Parties, the Agent, certain other parties and the statutory committees appointed pursuant to Sections 327 and 1103 of the Bankruptcy Code. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and the Loan Parties will not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Agent alone is authorized to determine whether any Credit Card Accounts or Inventory constitute Eligible Credit Card Accounts or Eligible Inventory, or whether to impose or release any Reserve, which determinations and judgments if exercised in the Agent’s Permitted Discretion will exonerate the Agent from liability to any Lender or other Person for any error in judgment.

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Section 8.02          Rights as a Lender. The Person serving as the Agent hereunder will have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not the Agent hereunder.

Section 8.03          Duties and Obligations. The Agent will not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent will not be subject to any fiduciary or other implied duties, regardless of whether a Default exists, (b) the Agent will not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as is necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agent will not have any duty to disclose, and will not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent will not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Agent will be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Borrower Representative or a Lender, and the Agent will not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report, or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements, or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness, or genuineness of any Loan Document or any other agreement, instrument, or document, (v) the creation, perfection, or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

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Section 8.04          Reliance. The Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document, or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and will not incur any liability for relying thereon. The Agent may consult with legal counsel, independent accountants, and other experts selected by it, and will not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants, or experts.

Section 8.05          Actions through Sub-Agents. The Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections will apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and will apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agent.

Section 8.06          Resignation. Subject to the appointment and acceptance of a successor Agent as provided in this Section, the Agent may resign at any time by notifying the Lenders and the Borrower Representative. Upon any such resignation, the Required Lenders will have the right, in consultation with the Borrowers, to appoint a successor. If no successor has been so appointed by the Required Lenders and has accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent that will be a bank with an office in New York, New York, or an Affiliate of any such bank, or another Person that regularly provides agency and similar services in syndicated credit facilities in the ordinary course of its business. Upon the acceptance of its appointment as Agent hereunder by its successor, such successor will succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent will be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrowers to a successor Agent will be the same as those payable to its predecessor, unless otherwise agreed by the Borrowers and such successor. Notwithstanding the foregoing, in the event no successor Agent has been so appointed and has accepted such appointment within 30 days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Agent will be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Agent will continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Agent, will continue to hold such Collateral, in each case until such time as a successor Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Agent will have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest) and (b) the Required Lenders will succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Agent for the account of any Person other than the Agent will be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Agent will also directly be given or made to each Lender. Following the effectiveness of the Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d), and Section 9.03, as well as any exculpatory, reimbursement, and indemnification provisions set forth in any other Loan Document, will continue in effect for the benefit of such retiring Agent, its sub-agents, and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent and in respect of the matters referred to in the proviso under clause (a) above.

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Section 8.07           Non-Reliance.

(a)            Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring, or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Agent, any arranger of this credit facility, or any amendment thereto, or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire, or hold Loans hereunder. Each Lender will, independently and without reliance upon the Agent, any arranger of this credit facility, or any amendment thereto, or any other Lender and their respective Related Parties and based on such documents and information (that may contain material, non-public information within the meaning of the U.S. securities laws concerning the Borrowers and their Affiliates) as it from time to time deems appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement, or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests, and obligations hereunder.

(b)            Each Lender hereby agrees that: (i) it has requested a copy of each Report prepared by or on behalf of the Agent; (ii) the Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) will not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Agent undertakes no obligation to update, correct, or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

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Section 8.08           Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true.

(i)            such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement.

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

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(iv)            such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)            In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Agent, or any of its Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

The Agent hereby informs the Lenders that it is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that it has a financial interest in the transactions contemplated hereby in that the Agent or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, Agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 8.09           Not Partners or Co-Venturers; Agent as Representative of the Secured Parties.

(a)            The Lenders are not partners or co-venturers, and no Lender will be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender. The Agent has the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

(b)            In its capacity, the Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Agent) will have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Agent on behalf of the Secured Parties.

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ARTICLE 9

Miscellaneous

Section 9.01          Notices.

(a)

(i)           Except in the case of notices and other communications expressly permitted to be given by telephone (and subject in each case to clause (b) following), all notices and other communications provided for herein must be in writing and be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or Electronic Systems, as follows:

•	if to any Loan Party, to the Borrower Representative at:

Francesca’s Collections, Inc.

8760 Clay Road, Suite 100

Houston, Texas 77080

Attention: Cindy Thomassee

E-Mail: cindy.thomassee@francescas.com

Facsimile No: 713-863-0098

with a copy to:

O’Melveny & Myers LLP

Seven Times Square

New York, NY 10036

Attention: Sung Pak, Esq.

E-Mail: spak@omm.com

Facsimile: 212-326-2061

•	if to the Agent at:

Tiger Finance, LLC

60 State Street, 11th Floor

Boston, MA 02109

Attention: Bob DeAngelis

E-Mail: bdeangelis@tigerfinance.com

Facsimile No: 617-523-3007

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with a copy to:

Greenberg Traurig, LLP

One International Place

Boston, MA 02110

Attention: Jeffrey M. Wolf, Esq.

E-Mail: wolfje@gtlaw.com

Facsimile No: 617-610-6001

•	if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire or as otherwise on file with the Agent and provided to the Borrower Representative;

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, will be deemed to have been given when received, (B) sent by facsimile will be deemed to have been given when sent, provided that, if not given during normal business hours of the recipient, such notice or communication will be deemed to have been given at the opening of business on the next Business Day of the recipient, or (C) delivered through Electronic Systems will be effective as provided in clause (b) following.

(ii)           In connection with any notice from the Agent to the Loan Parties with respect to the occurrence of an Event of Default, an exercise of remedies by any Credit Party, or an assignment of the Obligations under Section 9.04, the Agent will also endeavor to provide a copy of such notice to:

Francesca’s Collections, Inc.

8760 Clay Road, Suite 100

Houston, Texas 77080

Attention: Cindy Thomassee

E-Mail: cindy.thomassee@francescas.com

Facsimile No: 713-863-0098

and

O’Melveny & Myers LLP

7 Times Square

New York, New York 10036

Attention: Sung Pak

Email: spak@omm.com

Facsimile No: (212) 326-2061

provided that failure or delay in delivering a copy of any such notice to any such Person will not adversely affect the effectiveness of such notice or constitute a breach by the Agent of any provision of this Agreement.

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(b)            Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Agent; provided that the foregoing will not apply to notices pursuant to Article 2 unless otherwise agreed by the Agent and the applicable Lender. Each of the Agent and the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems pursuant to procedures approved by it; provided that, approval of such procedures may be limited to particular notices or communications. Unless the recipient otherwise proscribes, all notices and other communications (i) sent to an e-mail address will be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgement), provided that, if not given during the normal business hours of the recipient, such notice or communication will be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website will be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clause (i) and clause (ii) preceding, if such notice, e-mail, or other communication is not sent during the normal business hours of the recipient, such notice or communication will be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c)            Any party hereto may change its address, facsimile number, or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d)            Electronic Systems.

(i)            Each Loan Party agrees that the Agent may, but will not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar, or a substantially similar Electronic System.

(ii)            Any Electronic System used by the Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event will the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, or any other Person or entity for damages of any kind, including direct or indirect, special, incidental, or consequential damages, losses, or expenses (whether in tort, contract, or otherwise) arising out of any Loan Party’s or the Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document, or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed by the Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

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Section 9.02           Waivers; Amendments.

(a)            No failure or delay by the Agent or any Lender in exercising any right or power hereunder or under any other Loan Document will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom will in any event be effective unless the same is permitted by Section 9.02(b), and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan will not be construed as a waiver of any Default, regardless of whether the Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)            Subject to Section 2.14, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that, no such agreement will (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) reduce or forgive the principal amount of any Loan or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (provided that any amendment or modification of the financial covenants in this Agreement (or any defined term used therein) will not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone any scheduled date of payment of the principal amount of any Loan, or any date for the payment of any interest, fees, or other Obligations payable hereunder, or reduce the amount of, waive, or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (iv) change Section 2.18(b) or Section 2.18(d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender), (v) increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets, without the written consent of each Lender (other than any Defaulting Lender), (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend, or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby, (vii) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender), (viii) release any Guarantor from its obligation under its Loan Guaranty or Obligation Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender), or (ix) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender); provided, further, that no such agreement will amend, modify, or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent (it being understood that any amendment to Section 2.20 will require the consent of the Agent). The Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

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(c)            The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Liens granted to the Agent by the Loan Parties on any Collateral (i) upon Payment in Full of all Secured Obligations, and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry), the Agent is authorized to release any Loan Guaranty or Obligation Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease that has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Agent and the Lenders pursuant to Article 7. Except as provided in the preceding sentence, the Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders. Any such release will not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which will continue to constitute part of the Collateral. Any execution and delivery by the Agent of documents in connection with any such release will be without recourse to or warranty by the Agent.

(d)            [Reserved].

(e)            Notwithstanding anything to the contrary herein the Agent may, with the consent of the Borrower Representative only, amend, modify, or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect, or inconsistency.

Section 9.03           Expenses; Indemnity; Damage Waiver.

(a)            The Loan Parties will, jointly and severally, pay all (x) reasonable and documented out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges, and disbursements of one (1) legal counsel (and one local counsel in each relevant jurisdiction, or two in the case of any conflict preventing the use of only one local counsel) for the Agent, in connection with the syndication and distribution (including via the internet or through an Electronic System) of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications, or waivers of the provisions of the Loan Documents, the Interim DIP Order, the Final DIP Order and any transaction contemplated thereby (whether or not the transactions contemplated hereby or thereby are consummated), and (y) reasonable and documented out-of-pocket expenses incurred by the Agent or any Lender, including the fees, charges, and disbursements of (1) any counsel for the Agent or any Lender, in connection with the enforcement, collection, or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring, or negotiations in respect of such Loans or (2) any Lender Group Consultant. Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs, and expenses incurred in connection with:

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(i)            appraisals and insurance reviews;

(ii)           field examinations and the preparation of Reports based on the fees charged by a third party retained by the Agent or the internally allocated fees for each Person employed by the Agent with respect to each field examination;

(iii)          background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Agent;

(iv)          Taxes, fees, and other charges for (A) lien and title searches and title insurance and (B) filing financing statements and continuations, and (C) other actions to perfect, protect, and continue the Agent’s Liens;

(v)           sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(vi)          forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

For the avoidance of doubt, and subject to entry of the Interim DIP Order (and Final DIP Order, when entered by the Bankruptcy Court), the Borrowers shall reimburse the Agent, each Lender, and their respective Affiliates for all reasonable and documented out-of-pocket legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred in connection with the negotiation, preparation and administration of the Loan Documents, the Interim DIP Order and the Final DIP Order and incurred in connection with, and subject to the applicable limitations set forth in clause (a) above, but without duplication:

(i)            any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

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(ii)           any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Agent, any Lender, the Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case or proceeding commenced by or against any Borrower or any other Person that may be obligated to the Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that no Person shall be entitled to reimbursement under this clause (ii) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct (as determined by a final non-appealable judgment);

(iii)          any attempt to enforce or prosecute any rights or remedies of the Agent against any or all of the Loan Parties or any other Person that may be obligated to the Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

(iv)          any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

(v)           the obtaining of approval of the Loan Documents by the Bankruptcy Court;

(vi)          the preparation and review of pleadings, documents and reports related to the Chapter 11 Cases and any Successor Cases, attendance at meetings, court hearings or conferences related to the Chapter 11 Cases and any Successor Cases, and general monitoring of the Chapter 11 Cases and any Successor Cases;

(vii)         efforts to (A) monitor the Loans or any of the other Obligations, (B) evaluate, observe or assess any of the Loan Parties or their respective affairs, and (C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

(viii)         any lien searches or request for information listing financing statements or liens filed or searches conducted to confirm receipt and due filing of financing statements and security interests in all or a portion of the Collateral; and

(ix)           including, as to each of clauses (i) through (viii) above, all reasonable and documented attorneys’ and other professional and service providers’ (including any Agent’s Advisors) fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all reasonable and documented expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 9.04, all of which shall be payable, on demand, by Borrowers to the Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable fees, costs and expenses of accountants, sales consultants, financial advisors, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; air express charges; and reasonable expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

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All of the foregoing fees, costs, and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(b)            The Loan Parties will, jointly and severally, indemnify the Agent, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities, and related expenses, including the fees, charges, and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, and any refinancing of the obligations hereunder or any “exit financing” requested by the Loan Parties in connection with the Chapter 11 Cases (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (iv) the failure of a Loan Party to deliver to the Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation, or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, or proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors, or any other third Person and whether based on contract, tort, or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity will not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities, or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF THE LOAN PARTIES AND THE EACH OF THE LOAN PARTIES AGREES THAT THE FOREGOING INDEMNITIES WILL APPLY TO EACH INDEMNITEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES, AND RELATED EXPENSES (INCLUDING ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE. This Section 9.03(b) will not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

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(c)            To the extent that any Loan Party fails to pay any amount required to be paid by it to the Agent (or any sub-agent thereof), or any of its Related Parties under Section 9.03(a) or Section 9.03(b), each Lender severally agrees to pay to the Agent or applicable Related Party such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that any such payment by the Lenders will not relieve any Loan Party of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability, or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such.

(d)            To the extent permitted by applicable law, no party hereto will assert, and each party hereto hereby waives, any claim against any other party, including any claim against any Indemnitee, (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan, or the use of the proceeds thereof; provided that, nothing in this Section 9.03(d) will relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential, or punitive damages asserted against such Indemnitee by a third party.

(e)            All amounts due under this Section will be payable promptly after written demand therefor.

Section 9.04           Successors and Assigns.

(a)            The provisions of this Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors, and except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent will be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, will be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 9.03(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy, or claim under or by reason of this Agreement.

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(b)

(i)            Subject to the conditions set forth in Section 9.04(b)(ii), any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)            [reserved]; and

(B)            the Agent; provided that no consent of the Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)            Assignments will be subject to the following additional conditions:

(A)            except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) will not be less than $1,000,000 unless the Agent otherwise consents;

(B)            each partial assignment will be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)            the parties to each assignment will execute and deliver to the Agent (y) an Assignment and Assumption or (z) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

(D)            the assignee, if it is not a Lender, will deliver to the Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (that may contain material non-public information about FHC, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding, or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (x) a Lender, (y) an Affiliate of a Lender, or (z) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means a (w) natural person, (v) a Defaulting Lender or its Parent, (y) holding company, investment vehicle, or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle, or trust will not constitute an Ineligible Institution if it (1) has not been established for the primary purpose of acquiring any Loans or Commitments, (2) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (3) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business, or (z) a Loan Party or a Subsidiary or other Affiliate of a Loan Party.

(iii)            Subject to acceptance and recording thereof pursuant to Section 9.04(b)(iv), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder will be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder will, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender will cease to be a party hereto but will continue to be entitled to the benefits of Section 2.15, Section 2.17, and Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 will be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(iv)            The Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, will maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register will be conclusive, and the Borrowers, the Agent, and the Lenders will treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register will be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)            Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in Section 9.04(b), the Agent will accept such Assignment and Assumption and record the information contained therein in the Register; provided that, if either the assigning Lender or the assignee fails to make any payment required to be made by it pursuant to Section 2.07(b), Section 2.18(d), or Section 9.03(c), the Agent will have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment has been made in full, together with all accrued interest thereon. No assignment will be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (v).

(c)            Any Lender may, without the consent of the Borrowers, the Agent sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that, (i) such Lender’s obligations under this Agreement will remain unchanged; (ii) such Lender will remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrowers, the Agent, and the other Lenders will continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation will provide that such Lender will retain the sole right to enforce this Agreement and to approve any amendment, modification, or waiver of any provision of this Agreement; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification, or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant will be entitled to the benefits of Section 2.15 and Section 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and Section 2.17(g) (it being understood that the documentation required under Section 2.17(f) will be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrowers and the Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b); provided that, such Participant (y) agrees to be subject to the provisions of Section 2.18 and Section 2.19 as if it were an assignee under Section 9.04(b) and (z) will not be entitled to receive any greater payment under Section 2.15 or Section 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also will be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation will, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender will have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register will be conclusive absent manifest error, and such Lender will treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) will have no responsibility for maintaining a Participant Register.

(d)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section will not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest will release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05      Survival. All covenants, agreements, representations, and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document will be considered to have been relied upon by the other parties hereto and will survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and will continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.15, Section 2.17, Section 9.03 and Article 8 will survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments, or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 9.06         Counterparts; Integration; Effectiveness; Electronic Execution.

(a)            This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract. This Agreement, the other Loan Documents, the Financing Orders (once entered), and any separate letter agreements with respect to fees payable to the Agent and Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement will become effective when it has been executed by the Agent and when the Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)            Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf., or any other electronic means that reproduces an image of the actual executed signature page will be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby will be deemed to include Electronic Signatures, deliveries, or the keeping of records in electronic form, each of which will be of the same legal effect, validity, or enforceability as a manually executed signature, physical delivery thereof, or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein will require the Agent to accept electronic signatures in any form or format without its prior written consent. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 9.07         Severability. Any provision of any Loan Document held to be invalid, illegal, or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction will not invalidate such provision in any other jurisdiction.

Section 9.08         Right of Setoff. If an Event of Default has occurred and is continuing, each Lender and each of its Affiliates is hereby authorized (notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to, hearing before, or order from, the Bankruptcy Court) at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender has made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender will notify the Borrower Representative and the Agent of such set-off or application, provided that any failure to give or any delay in giving such notice will not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

Section 9.09         Governing Law; Jurisdiction; Consent to Service of Process.

(a)            The Loan Documents (other than those containing a contrary express choice of law provision) will be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.

(b)            Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Bankruptcy Court; provided, that upon dismissal of the Chapter 11 Cases, or in the event the Bankruptcy Court does not exercise jurisdiction for whatever reason, any legal action, then to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York (collectively, the “New York Courts”) in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York Court. Each of the parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document will affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)             Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10         Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11         Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and will not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12         Confidentiality. Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees, and agents, including accountants, legal counsel, and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority claiming jurisdiction over the Agent or such Lender (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process (provided that the Agent or such Lender, as applicable, will endeavor to promptly notify the Borrower Representative in the event of any such disclosure by such Person (other than any such disclosure requested by any Governmental Authority claiming jurisdiction over the Agent or such Lender, as applicable) unless such notification is prohibited by applicable law, rule, regulation, court order, or administrative proceeding), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action, or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative, (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Agent or any Lender on a non-confidential basis from a source other than the Borrowers and other than as a result of a breach of this Section that the Agent or such Lender, as applicable, has knowledge of, or (i) to the Prepetition Agents, the Prepetition Lenders, and their respective advisors. For the purposes of this Section, “Information” means all information received from the Borrowers or any of their Affiliates relating to the Borrowers, FHC, any of their subsidiaries, or their business, other than (y) any such information that is available to the Agent or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than as a result of a breach of this Section that the Agent or such Lender, as applicable, has knowledge of and (z) other than information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section will be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION 9.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING FHC, ITS AFFILIATES, THE OTHER LOAN PARTIES, AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT SUCH LENDER HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT FHC, THE LOAN PARTIES, AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE AGENT THAT SUCH LENDER HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 9.13         Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder will not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, no Lender will be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

Section 9.14         USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify, and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

Section 9.15         Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Agent and/or its Affiliates from time to time may hold investments in, make other loans to, or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.16         Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Agent and the other Secured Parties, in assets that, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Agent) obtain possession or control of any such Collateral, such Lender will notify the Agent thereof, and, promptly upon the Agent’s request therefor will deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent’s instructions.

Section 9.17         Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges, and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received, or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, will be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section will be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods will be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, will have been received by such Lender.

Section 9.18         Reserved.

Section 9.19         Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.20         No Fiduciary Duty, Etc.. Each Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to each Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other Person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising any Borrower as to any legal, tax, investment, accounting, regulatory, or any other matters in any jurisdiction. Each Borrower will consult with its own advisors concerning such matters and will be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties will have no responsibility or liability to any Borrower with respect thereto. Each Borrower further acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Credit Party, together with its affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold, or sell, for its own accounts and the accounts of customers, equity, debt, and other securities and financial instruments (including bank loans and other obligations) of, any Borrower and other companies with which any Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, each Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital, or other services (including financial advisory services) to other companies in respect of which a Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Borrower, confidential information obtained from other companies.

Section 9.21         Acknowledgment Regarding Any Supported QFCs.. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.22         Financing Orders Control. In the event of any conflict between the terms of the Interim DIP Order or the Final DIP Order, as applicable, and this Agreement or any other Loan Documents, the terms of the Interim DIP Order or the Final DIP Order, as applicable, shall control.

Section 9.23         Marshalling; Waivers. Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. In addition, the Loan Parties, on behalf of themselves and their respective estates, affirmatively waive any rights or claims they might have under Section 506(c) and 552(b) of the Bankruptcy Code and agree that the Collateral securing the Obligations shall not be charged with any costs or expenses they or their estates may have.

ARTICLE 10
Loan Guaranty

Section 10.01       Guaranty. Each Loan Guarantor (other than those, if any, that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally, and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agent and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor, or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”; provided that, the definition of “Guaranteed Obligations” does not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

Section 10.02      Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Agent or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

Section 10.03      No Discharge or Diminishment of Loan Guaranty.

(a)            Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment, or termination for any reason (other than Payment in Full of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure, or ownership of any Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization, or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff, or other rights that any Loan Guarantor may have at any time against any Obligated Party, the Agent, any Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(b)            The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)            Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Agent or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure, or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission, or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than Payment in Full of the Guaranteed Obligations).

Section 10.04      Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower, any Loan Guarantor or any other Obligated Party, other than Payment in Full of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and will not raise any such law as a defense to its obligations hereunder. The Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been Paid in Full. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 10.05      Rights of Subrogation. No Loan Guarantor will assert any right, claim, or cause of action, including a claim of subrogation, contribution, or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Agent and the Lenders.

Section 10.06      Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment will be reinstated at such time as though the payment had not been made and whether or not the Agent and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy, or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations will nonetheless be payable by the Loan Guarantors forthwith on demand by the Agent.

Section 10.07      Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope, and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Agent or any Lender will have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.08      Termination. Each of the Lenders may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed, or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications, and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations. Nothing in this Section 10.08 will be deemed to constitute a waiver of, or eliminate, limit, reduce, or otherwise impair any rights or remedies the Agent or any Lender may have in respect of, any Default or Event of Default that exists under clause (o) of Article 7 as a result of any such notice of termination.

Section 10.09      Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and will timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor will be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Agent or any Lender (as the case may be) receives the amount it would have received had no such withholding been made.

Section 10.10      Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder will be limited to the extent, if any, required so that its obligations hereunder will not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transaction Act, or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification, or contribution that such Loan Guarantor may have under this Loan Guaranty, any other agreement, or applicable law will be taken into account.

Section 10.11      Contribution.

(a)            To the extent that any Loan Guarantor makes a payment under this Loan Guaranty (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount that otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Payment in Full of the Guaranteed Obligations and the termination of this Agreement, such Loan Guarantor will be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)            As of any date of determination, the “Allocable Amount” of any Loan Guarantor will be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)            This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or will impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same become due and payable in accordance with the terms of this Loan Guaranty.

(d)            The parties hereto acknowledge that the rights of contribution and indemnification hereunder constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.

(e)            The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 will be exercisable upon Payment in Full and the termination of this Agreement.

Section 10.12      Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article 10 is in addition to, and is cumulative with, all liabilities of each Loan Party to the Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 10.13      Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided that, each Qualified ECP Guarantor will only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.13 will remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 will be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE 11
The Borrower Representative

Section 11.01      Appointment; Nature of Relationship. FSC is hereby appointed by each Loan Party as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each Loan Party irrevocably authorizes the Borrower Representative to act as the contractual representative of such Loan Party with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article 11. Additionally, each Borrower hereby appoints the Borrower Representative as such Borrower’s agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative will promptly disburse such Loans to the appropriate Borrower(s), provided that, in the case of a Revolving Loan, such amount will not exceed Availability. The Agent and the Lenders, and their respective officers, directors, agents, or employees, will not be liable to the Borrower Representative or any Loan Party for any action taken or omitted to be taken by the Borrower Representative or the Loan Parties pursuant to this Section 11.01.

Section 11.02      Powers. The Borrower Representative will have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative will have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative. Without affecting in any respect the joint and several nature of the liabilities of each Loan Party hereunder and under the Loan Documents, the Borrower Representative will have the right to designate one or more of the Borrowers as the “borrower” under the Obligations solely for the purpose of the internal accounting and administrative purposes of the Borrowers.

Section 11.03      Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

Section 11.04      Notices. Each Borrower will immediately notify the Borrower Representative of the occurrence of any Default or Unmatured Default hereunder referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Borrower Representative receives such a notice, the Borrower Representative will give prompt notice thereof to the Agent and the Lenders. Any notice provided to the Borrower Representative hereunder will constitute notice to each Borrower on the date received by the Borrower Representative.

Section 11.05      Successor Borrower Representative. Upon the prior written consent of the Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Agent will give prompt written notice of such resignation to the Lenders.

Section 11.06      Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as are necessary or appropriate to effect the purposes of the Loan Documents, including the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, will be binding upon all of the Borrowers.

Section 11.07      Reporting. Each Borrower hereby agrees that such Borrower will furnish promptly after each fiscal month (unless sooner required pursuant to Section 5.01) to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative will rely to prepare the Borrowing Base Certificates and Compliance Certificate required pursuant to the provisions of this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

FRANCESCA’S SERVICES CORPORATION FRANCESCA’S COLLECTIONS, INC.

By:	/s/ Cynthia Thomassee
Name:	Cynthia Thomassee
Title:	Executive Vice President and Chief Financial Officer

OTHER LOAN PARTIES:

FRANCESCA’S Holdings CORPORATION FRANCESCA’S LLC

By:	/s/ Cynthia Thomassee
Name:	Cynthia Thomassee
Title:	Executive Vice President and Chief Financial Officer

AGENT:

TIGER FINANCE, LLC

By:	/s/ Robert DeAngelis
Name: Robert DeAngelis
Title: Executive Managing Director

LENDER:

TIGER FINANCE, LLC

By:	/s/ Robert DeAngelis
Name: Robert DeAngelis
Title: Executive Managing Director

REVOLVING COMMITMENTS

Lender	Revolving Commitment	Revolving Percentage
Tiger Finance, LLC	$25,000,000	100.0%

Total	$25,000,000	100.0%